U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

216 Pharmacy Corp.

(Exact name of issuer as specified in its charter)

Delaware

(State of other jurisdiction of incorporation or organization)

8 The Green Ste A, Dover,

Kent County, DE 19901 US

(480) 995-3797

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

4400 N. Scottsdale Rd. Ste 984

Scottsdale, AZ 85251

(480) 995-3797

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

5912	33-4781829
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Preliminary Offering Circular is following the offering circular format described in Part II of Form 1-A.

PART II -- CIRCULAR FORM 1-A TIER 1

Offering Circular dated August 25, 2025

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

216 PHARMACY CORP.

$15,000,000

10,000,000 SHARES OF COMMON STOCK

$1.50 PER SHARE

This is the public offering of securities of 216 Pharmacy Corp., a Delaware corporation. We are offering 10,000,000 shares of our common stock, par value $0.0001 (“Common Stock”), at an offering price of $1.50 per share (the “Offered Shares”) by the Company. This Offering will terminate 180 days from the day the Offering is qualified or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”). The minimum purchase requirement per investor is (13,333 Offered Shares for $20,000); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 4 of this Offering Circular.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. Upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. The aggregate offering price is based on the price at which the securities are offered for cash. Any portion of the aggregate offering price or aggregate sales attributable to cash received in a foreign currency will be translated into United States currency at a currency exchange rate in effect on, or at a reasonable time before, the date of the sale of the Securities. If Securities are not sold for cash, the aggregate offering price or aggregate sales will be based on the value of the consideration as established by bona fide sales of that consideration made within a reasonable time, or, in the absence of sales, on the fair value as determined by an accepted standard. Valuations of non-cash consideration will be reasonable at the time made.

Sale of the Shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

This Offering will terminate 180 days from the day the Offering is qualified or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”).

Our Common Stock is not listed for trading on any exchange and is not quoted on the over-the-counter-markets (OTC Markets).  We have not been issued a trading symbol and there is no trading market for our Common Stock.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 4 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price (1)(2)	$$1.50	$15,000,000
Underwriting Discounts and Commissions (3)	0	0
Proceeds to Company	$$1.50	$15,000,000

(1)	We are offering shares on a continuous basis. See “Distribution – Continuous Offering.

(2)

This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. Upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”

(3)	We are offering these Securities without an underwriter.

(4)	Excludes estimated total offering expenses, which will be approximately $25,000 assuming the maximum offering amount is sold.

Our Board of Directors used its business judgment in setting a value of $1.50 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is August 25, 2025

We are offering to sell, and seeking offers to buy, our Securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our Securities. Neither the delivery of this Offering Circular nor any sale or delivery of our Securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “216 Pharmacy”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of 216 Pharmacy Corp.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	The speculative nature of the business we intend to develop;

●	Our reliance on suppliers and customers;

●	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern;”

●	Our ability to effectively execute our business plan;

●	Our ability to manage our expansion, growth and operating expenses;

●	Our ability to finance our businesses;

●	Our ability to promote our businesses;

●	Our ability to compete and succeed in highly competitive and evolving businesses;

●	Our ability to respond and adapt to changes in technology and customer behavior; and

●	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the Company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

216 Pharmacy Corp., sometimes referred to herein as “we,” “us,” “our,” “216 Pharmacy Corp.”, and the “Company” and/or “216 Pharmacy” was incorporated in the State of Delaware on April 22, 2025. Our fiscal year-end date is December 31.

Our offices are located at 4400 N. Scottsdale Rd. Ste 984 Scottsdale, AZ 85251. Our telephone number is (480) 995-3797 and our Email address is admin@216pharmacy.com.

Overview

216 Pharmacy Corp. ("216 Pharmacy" or the "Company"), incorporated in Delaware effective on April 22, 2025, plans for deploying full service start up specialty pharmacy specializing in high-cost, high-touch medications, with 30% of prescriptions estimated for HIV treatments (e.g., Biktarvy, Truvada) and 70% projected for other specialty drugs (e.g., oncology, GLP-1).

The Company in the initial development stages plans to launch three leased locations in Phoenix, Arizona, in Year 1, thereafter up to ten locations by Year 2 with further goals envisioned for expanding to future additional US target markets and states by Year 5.With a $15 million capital raise planned via SEC Regulation A (Tier 1), 216 Pharmacy aims to achieve break-even in Year 1 and fund its future planned growth. The increased capital position envisioned enhances marketing, technology, and operational efficiency for our expected goals. There can be no assurances we will achieve our plans to raise capital and achieve our expected goals for startup operations and deployment, raise sufficient capital, or if we raise capital that we will be successful in our business strategy, growth plans and endeavors.

Products and Services

Current Activities

As an early-stage startup with no current operations or revenues, 216 Pharmacy is in the planning and development phase, focusing on designing its product and service offerings. The company is actively researching specialty pharmaceutical markets, exploring partnerships with wholesalers like AmerisourceBergen for future inventory needs, and studying insurance reimbursement models to ensure affordability, with a particular emphasis on Medicare and Medicaid.

Planned Products and Services

Forward-Looking Statement: The following plans are based on 216 Pharmacy’s current projections and are subject to risks, uncertainties, and the successful raising of capital. Actual results may differ materially from these projections.

216 Pharmacy plans to offer specialized pharmaceutical and healthcare services to address the needs of patients with complex conditions, such as HIV and chronic diseases. The proposed services, to be implemented contingent on funding and operational milestones, include:

•Specialty Prescription Medications: The company intends to dispense high-cost medications for conditions like HIV (e.g., antiretrovirals) and other specialties, such as oncology and GLP-1-related therapies. These medications, which require specialized handling and patient support, will target patients needing tailored treatment plans, with dispensing planned to begin in Year 1 as pharmacy locations are established.

•In-House Non-Sterile Compounding: 216 Pharmacy plans to provide customized medications tailored to individual patient needs, such as unique dosages or formulations not available commercially. This service, expected to launch in Year 2, will enhance patient care by addressing specific therapeutic requirements.

•340B Contract Services: The company aims to offer medications to eligible patients through contracts under the 340B Drug Pricing Program, a federal initiative that enables certain healthcare providers to purchase outpatient drugs at discounted prices. By partnering with 340B-eligible covered entities, such as hospitals or clinics, 216 Pharmacy plans to serve as a contract pharmacy starting in Year 2, expanding access to affordable medications.

•Telehealth Consultations: 216 Pharmacy intends to provide remote consultations to support medication adherence and chronic disease management. This service, targeted for Year 2, will offer patients convenient access to pharmacists and healthcare professionals via virtual platforms.

•Patient Support Services: The company plans to offer comprehensive support, including medication counseling, insurance navigation, adherence programs, and home delivery, to improve patient outcomes and experience. These services are expected to roll out in Year 1 alongside initial pharmacy operations.

To support these services, 216 Pharmacy plans to partner with pharmaceutical wholesalers to secure inventory and leverage insurance reimbursements, primarily through Medicare and Medicaid, to ensure affordability for patients. The scope and timeline of these offerings will depend on the capital raised, as detailed in the Use of Proceeds table.

Market Opportunity

As an early-stage startup with no current operations or revenues, 216 Pharmacy is researching opportunities in the U.S. specialty pharmacy market, which is driven by demand for high-cost medications for chronic conditions. The company plans to target specific patient populations and regions to address unmet healthcare needs. Key market opportunities include:

•Specialty Pharmacy Market Growth: The specialty pharmacy market is expected to experience significant growth, driven by increasing demand for medications treating complex conditions. The market is projected to expand at a notable Compound Annual Growth Rate (CAGR), which measures the annual growth rate of an investment over a specified period, though specific rates will be confirmed with future industry studies. Source: [Pending industry report on specialty pharmacy trends].

•HIV Patient Population: The U.S. has a significant population living with HIV, estimated at 1.2 million individuals, creating demand for specialized medications like antiretrovirals, which are high-cost and high-margin. 216 Pharmacy plans to serve this population starting in Year 1, focusing on areas with established need. Source: HIV.gov - U.S. Statistics, https://www.hiv.gov/hiv-basics/overview/data-and-trends/statistics/.

•340B Drug Pricing Program: The 340B Drug Pricing Program, a federal initiative allowing eligible healthcare providers to purchase outpatient drugs at discounted prices, represents a substantial market opportunity. In 2022, 340B purchases reached significant scale, supporting the potential for contract pharmacies like 216 Pharmacy to enhance access to affordable medications. The company aims to pursue 340B contracts starting in Year 2. Source: Drug Channels - The 340B Program Reached $54 Billion in 2022, https://www.drugchannels.net/2023/09/exclusive-340b-program-reached-54.html.

•Target Market and Geography: 216 Pharmacy expects to focus on patients aged 18–65 with chronic conditions, beginning in the Phoenix metropolitan area, which has a population of approximately 5 million. The company plans to expand to regions with high HIV prevalence, such as Miami and San Francisco, by Year 5, based on public health data. Sources: World Population Review - Phoenix Population; CDC - HIV Statistics, https://worldpopulationreview.com/us-cities/phoenix-az., https://www.cdc.gov/hiv/statistics/overview/index.html.

216 Pharmacy aims to address these opportunities through its planned specialty pharmacy services, with patient acquisition and market penetration goals contingent on the capital raised, as detailed in the Use of Proceeds table. The company’s focus on high-need populations and strategic regions positions it to contribute to the evolving specialty pharmacy landscape.

Competitive Landscape

As an early-stage startup with no current operations or revenues, 216 Pharmacy is developing a business model to compete in the U.S. pharmacy market, which includes large chains (e.g., CVS, Walgreens), hospital pharmacies, and independent specialty pharmacies. Large chains typically prioritize high-volume retail operations, focusing on broad market coverage and standardized prescription services to maximize economies of scale. These competitors often overlook specialized programs, such as HIV care, 340B contracts, and compounding, due to their complexity, lower patient volumes, and higher operational demands. In contrast, 216 Pharmacy plans to differentiate itself by targeting these underserved niche markets, offering tailored services to meet specific patient needs.

Planned Key Differentiators

HIV Expertise: 216 Pharmacy expects to develop specialized adherence programs and pharmacist training focused on HIV treatment, aiming to serve patients in high-prevalence areas. This focus addresses the need for dedicated care in managing complex HIV treatment regimens, which larger chains often deprioritize in favor of general retail prescriptions. Source: Commonwealth Fund, highlighting the need for specialized pharmacy care (https://www.commonwealthfund.org/publications/issue-briefs/2023/jun/pharmacy-market).

340B Contracts: The company plans to establish exclusive partnerships with Phoenix-based clinics, such as Ryan White clinics and Federally Qualified Health Centers (FQHCs), to operate as a 340B contract pharmacy, providing discounted medications to eligible patients. This strategy leverages the 340B Drug Pricing Program’s benefits, which large chains may underutilize due to administrative complexities. Source: USC Schaeffer, detailing 340B program advantages (https://healthpolicy.usc.edu/research/the-340b-drug-pricing-program/).

High-Margin Services: 216 Pharmacy aims to offer specialty compounding and telehealth consultations, which require specialized expertise and infrastructure that larger chains often do not prioritize. Compounding will provide customized medications, while telehealth will enhance patient access, targeting higher-margin opportunities overlooked by competitors focused on high-volume dispensing.

Targeted Marketing Outreach: The company hopes to implement a robust marketing strategy starting in Year 1, focusing on patient acquisition through digital and local outreach tailored to HIV and chronic disease patients. Unlike large chains that rely on brand recognition and broad advertising, 216 Pharmacy plans to use targeted campaigns to build trust in underserved communities.

These planned differentiators position 216 Pharmacy to address gaps left by larger competitors, focusing on specialized, patient-centric services. The implementation and scale of these strategies will depend on the capital raised, as detailed in the Use of Proceeds table.

Market Analysis

Current Activities

As an early-stage startup with no current operations or revenues, 216 Pharmacy is focused on developing its marketing strategy to support future patient acquisition and brand recognition. The company is actively:

•Conducting Market Research: Analyzing demand among HIV patients, 340B-eligible populations, and chronic disease patients to inform targeted marketing approaches, drawing on industry insights from sources like Health Union and USC Schaeffer.

•Planning Digital Infrastructure: Designing a website framework with telehealth and prescription refill capabilities, and researching SEO and social media strategies for terms like “HIV pharmacy” and “340B pharmacy.”

•Identifying Partnerships: Exploring potential collaborations with Ryan White clinics, Federally Qualified Health Centers (FQHCs), and healthcare providers to lay the groundwork for 340B contract outreach.

•Developing Engagement Tools: Conceptualizing a mobile app for adherence tracking and planning patient engagement initiatives, such as free consultations, to build trust and loyalty.

Planned Marketing Strategy

216 Pharmacy plans to implement a comprehensive marketing strategy to drive patient acquisition and establish brand recognition, with activities phased over Years 1–5, contingent on funding. The strategy will target HIV patients, 340B-eligible populations, and chronic disease patients through the following initiatives:

•Digital Marketing: In Years 1–3, the company plans to invest in SEO for terms like “HIV pharmacy [state]” and “340B pharmacy,” launch targeted social media ads, and develop a website with integrated telehealth and prescription refill portals. Email campaigns will promote medication adherence and telehealth services. In Years 4–5, efforts will focus on optimizing these channels based on initial results. Source: Company marketing plan, aligned with digital marketing trends from Health Union.

•Local Outreach: Starting in Year 1, 216 Pharmacy aims to partner with Ryan White clinics, FQHCs, and healthcare providers to secure 340B contracts and build referral networks. The company plans to host HIV screening events and participate in health fairs to increase visibility, with sustained outreach in Years 2–5. Source: Company marketing plan, consistent with 340B outreach strategies from USC Schaeffer.

•Patient Engagement: Beginning in Year 2, the company intends to offer free HIV and telehealth consultations to attract patients, alongside a mobile app with adherence tracking features to enhance patient retention. These initiatives will continue annually to maintain engagement. Source: Company marketing plan.

•Community Involvement: From Year 1, 216 Pharmacy plans to sponsor HIV/AIDS charities and 340B programs to build community trust and brand awareness, with ongoing commitments through Year 5. Source: Company marketing plan.

The marketing budget and patient acquisition targets will depend on the capital raised, as detailed in the Use of Proceeds table. New pharmacy locations will receive startup marketing support to maximize penetration in high-prevalence states, with ongoing efforts to sustain growth. These initiatives aim to position 216 Pharmacy as a trusted provider in the specialty pharmacy market, with timelines and scale contingent on funding and operational milestones.

Current Activities

216 Pharmacy, as an early-stage startup, is in the initial phase of development and capital raising, with no current operations or revenue. The company is actively:

•Developing its business strategy: Conducting market research to validate demand for HIV and specialty prescription drugs, compounding services, and telehealth consultations, leveraging industry data from sources like CarelonRx and Drug Channels.

•Building operational plans: Designing a centralized operational model, including AI-driven inventory management to optimize efficiency and reduce waste, and exploring a national distribution center to streamline logistics.

•Establishing partnerships: Identifying potential 340B-eligible covered entities (e.g., hospitals or clinics) to lay the groundwork for future 340B contract pharmacy agreements.

•Preparing for regulatory compliance: Researching industry standards for insurance reimbursements, focusing on Medicare, Medicaid, and private insurance plans, to ensure alignment with pharmacy market norms as outlined by the Commonwealth Fund.

Future Plans and Goals

216 Pharmacy aims to generate revenue through multiple streams, with implementation timelines contingent on funding and operational milestones. The company’s plans are outlined below for Year 1, Year 2, and Year 3 and beyond.

Year 1: Establishing Operations

In its first year, 216 Pharmacy will focus on laying the foundation for its pharmacy operations, with the following goals:

•Launch Initial Pharmacy Locations: Establish the first set of pharmacy locations to begin dispensing HIV and specialty prescription drugs, targeting high-margin markets.

•Secure Insurance Contracts: Negotiate agreements with Medicare, Medicaid, and private insurance plans to enable reimbursements for the majority of prescriptions, aligning with industry standards.

•Implement AI-Driven Inventory Management: Deploy AI tools to optimize inventory turnover and reduce waste, laying the groundwork for cost efficiencies.

•Build Partnerships: Continue discussions with 340B-eligible covered entities (e.g., hospitals or clinics) to prepare for future 340B contract pharmacy agreements.

Year 2: Expanding Services

In Year 2, 216 Pharmacy plans to expand its service offerings and operational capabilities, including:

•Introduce Compounding Services: Launch specialized compounding prescriptions to meet patient-specific needs, leveraging pharmacy expertise to differentiate from competitors.

•Begin Telehealth Consultations: Roll out telehealth services to provide consultations, enhancing patient access and generating additional revenue.

•Centralize Operations: Consolidate key functions, such as inventory and logistics, to improve efficiency and reduce operational costs.

•Secure Initial 340B Contracts: Finalize agreements with 340B-eligible covered entities to operate as a 340B contract pharmacy, enabling discounted drug pricing in select locations.

Year 3 and Beyond: Scaling for Profitability

Starting in Year 3, 216 Pharmacy aims to scale its operations and achieve profitability through the following initiatives:

•Expand 340B Program: Increase the number of locations operating under 340B contracts, enhancing revenue potential through discounted drug pricing.

•Establish National Distribution Center: Build a national distribution center to streamline logistics and reduce costs, contingent on achieving sufficient scale and funding.

•Scale Prescription and Telehealth Services: Grow the volume of HIV and specialty prescription sales and telehealth consultations across all locations, leveraging established operations.

•Optimize Profitability: Combine centralized operations, AI-driven inventory management, and the national distribution center to maximize cost savings and operational efficiency.

These initiatives are designed to position 216 Pharmacy for long-term profitability by leveraging operational efficiencies, strategic partnerships, and high-margin revenue streams. Specific financial projections and timelines will depend on the amount of capital raised, as detailed in the Use of Proceeds table.

Growth Strategy

216 Pharmacy’s two-year initial growth plan, funded by the $15 million raise includes:

1.	Year 1: Launch three Phoenix locations, serve 9,000 patients (900 HIV), achieve break-even with $8.1 million revenue, and secure 340B contracts.

2.	Years 2: Expand to 10 locations, prioritize high-HIV-prevalence states, implement compounding and 340B in 50% of locations.

The $15 million capital we intend to raise in this Offering allocates to marketing, startup costs, technology, and working capital, with the goal of potentially achieving scalability without additional funding.

Operations

Each leased facility projected, ranging from 1,200 to 1,800 square feet (estimated $18,000–$27,000/year, based on $15/sq. ft.), is designed to provide a comfortable and futuristic environment for patrons. Features include modern, ergonomic seating, ambient lighting, and interactive digital displays for health education, creating a welcoming atmosphere.

Advanced technology, such as touchless check-in kiosks and AI-driven prescription dispensing systems, enhances the futuristic experience while ensuring efficiency. Each location includes a compounding/dispensing counter, a dedicated compounding room, a private counseling/telehealth area, and a secure narcotic cabinet. Initial staffing comprises one pharmacist and two technicians per location, with a corporate office employing the executive team.

Inventory starts at $60,000/location (12 turnovers/year), managed via PioneerRx software and a mobile app for refills and adherence tracking. Conclusion

216 Pharmacy, as an early-stage startup with no current operations or revenues, plans to capitalize on the growing specialty pharmacy market by raising funds through an SEC Regulation A (Tier 1) offering. The company has the goal of launching up to three pharmacy locations in Phoenix, with potential plans to expand to additional locations by Year 5, focusing on high-margin specialty treatments, including those for HIV.

The company expects to drive growth through strategic initiatives, including securing 340B contracts to provide discounted medications, offering in-house non-sterile compounding for customized prescriptions, implementing telehealth consultations for patient convenience, and operating modern pharmacy facilities. These efforts aim to position 216 Pharmacy as a scalable, high-growth network addressing critical healthcare needs while maintaining compliance with pharmacy and SEC regulations.

216 Pharmacy hopes to achieve break-even in Year 1 and pursue sustained profitability in subsequent years, with marketing efforts planned for Years 1–3 to support patient acquisition and brand recognition. The scope and timeline of these initiatives, including financial projections, will depend on the capital raised, as detailed in the Use of Proceeds table. This offering presents an opportunity for investors to support an innovative pharmacy venture with the potential to address unmet needs in the specialty healthcare market.

216 Pharmacy Corp.
4400 N. Scottsdale Rd. Ste 984 Scottsdale, AZ 85251
https://216Pharmacy.com/ Tel: (480) 995-3797
Email: 216Pharmacy@gmail.com

THE OFFERING

Issuer:	216 Pharmacy Corp.

Securities offered:	A maximum of 10,000,000 shares of our common stock, par value $0.0001 (“Common Stock”) at an offering price of $1.50 per share (the “Offered Shares”). (See “Distribution.”)

Number of shares of Common Stock outstanding before the offering	30,000,000 issued and outstanding as of June 30, 2025 (not including common shares which may be issued upon conversion of debt).

Number of shares of Common Stock to be outstanding after the offering	40,000,000 shares, if the maximum amount of Offered Shares are sold

Price per share:	$1.50

Maximum offering amount:	10,000,000 shares at $1.50 per share, or $15,000,000 (See “Distribution.”)

Trading Market:	Our Common Stock is not listed for trading on any exchange and is not quoted on the over-the-counter markets (OTC Markets). There is no market for our Common Stock.

Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $14,975,000. See “Use of Proceeds.”)

Risk factors:	Investing in our Common Stock involves a high degree of risk, including immediate and substantial dilution. There is no market for our Common Stock. See “Risk Factors.”

RISK FACTORS

The following is only a brief summary of the risks involved in investing in our Company. Investment in our Securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Disclosure Document. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Document, including statements in the following risk factors, constitute “Forward-Looking Statements.”

In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to the our business; any major change in our board of directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of common stock by existing stockholders; and general political and economic conditions.

In addition, the stock market in general, and the market for development stage companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies’ securities. This litigation, if instituted against us, could result in very substantial costs; divert our management’s attention and resources; and harm our business, operating results, and financial condition.

There is doubt about our ability to continue as a going concern.

The Company is a development stage enterprise. The Company incurred a net loss of $(40,928) for the period ended June 30, 2025. In addition, the Company has a shareholders’ equity of $(8,637) for the period since inception through June 30, 2025. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during this current year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through additional equity and/or short-term debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s Common Stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, and may require that the Company relinquish valuable rights.

Risks Relating to Our Financial Condition

Our financials are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied.

Although the Company is confident with the accuracy of its accounting practices, we are not required to have our financials audited by an auditor certified by the Public Company Accounting Oversight Board (“PCAOB”). As such, we do not have An independent third party reviewing the accounting. Our accounting staff may also not be up to date with all publications and releases put out by the PCAOB regarding accounting standards and treatments. This could mean that our unaudited financials may not properly reflect up to date standards and treatments resulting misstated financials statements.

Our management has limited experience operating a public company and we are subject to the risks commonly encountered by early-stage companies.

Although management of 216 Pharmacy Corp. has experience in operating small companies, current management has not had to manage expansion while being a public company. In addition, management has not overseen a company with large growth. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

●	risks that we may not have sufficient capital to achieve our growth strategy;

●	risks that we may not develop our pharmacy operations and growth in a manner that enables us to be profitable and meet our customers’ requirements;

●	risks that our growth strategy may not be successful; and

●	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business could be significantly harmed.

We have limited operational history in an emerging industry, making it difficult to accurately predict and forecast business operations.

As we have limited operations in our business and have yet to generate significant revenue, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in rapidly transforming markets. There is no guarantee that our products or services will remain attractive to potential and current customers as these markets undergo rapid change, or that potential customers will utilize our services.

We have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we expect our revenue to grow, we have not achieved profitability and cannot be certain that we will be able to sustain our current growth rate or realize sufficient revenue to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we will need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our Common Stock. Any debt financing we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

We are highly dependent on the services of our key executives, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management, specifically our CEO, President and Director Daniel Williamson, Chairman and Director William Cooper and Director-CFO Dennis Alexander. The Company does not currently have employment agreements with our officers and directors, but we expect to enter into employment agreements with key personnel as we raise capital.

.If we lose key service providers, consultants and or employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

●	Establish definitive business strategies, goals and objectives;

●	Maintain a system of management controls; and

●	Attract and retain qualified personnel, as well as develop, train, and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition, or operating results could be materially harmed, and our stock price may decline.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all smaller specialty pharmacies and larger national pharmacy chains. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

We may not be able to compete successfully with other established companies offering the same or similar services and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our existing markets, we may not achieve our projected revenue and/or customer targets. We compete with both start-up and established pharmacies. Compared to our business, some of our competitors, such as CVS and Walgreens have greater financial and other resources, have been in business longer, have greater name recognition and are better established in retail markets.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

We expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $50,000 annually to maintain the proper management and financial controls for our filings required as a public reporting company. In addition, if we do not maintain adequate financial and management personnel, processes, and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

Risks Relating to our Common Stock and Offering

Our Common Stock is not traded, and we have no trading symbol, and so you may be unable to sell your shares.

The Common Stock is not currently listed for trading on any exchange and is not quoted on the over-the-counter-market (OTC Markets), meaning that there is no trading price, and the number of persons interested in purchasing our shares at, any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, even if we obtain a trading symbol, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that we will be awarded a trading symbol, and even if we are, that a broader or more active public trading market for our common shares will develop or be sustained.

Even if we are awarded a trading symbol, and our Common Stock is later quoted on the OTC Markets, the market price of our Common Stock may be volatile and adversely affected by several factors.

If we obtain a trading symbol and our stock is eligible for quotation, the market price of our Common Stock could fluctuate significantly in response to various factors and events, including, but not limited to:

●	our ability to integrate operations, technology, products and services;

●	our ability to execute our business plan;

●	operating results below expectations;

●	our issuance of additional securities, including debt or equity or a combination thereof;

●	announcements of technological innovations or new products by us or our competitors;

●	loss of any strategic relationship;

●	industry developments, including, without limitation, changes in competition or practices;

●	economic and other external factors;

●	period-to-period fluctuations in our financial results; and

●	whether an active trading market in our Common Stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Common Stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We have never paid dividends and do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our Common Stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our Certificate of Incorporation to issue up to 100,000,000 shares of common stock. We have issued as of June 30, 2025, 30,000,000 shares of Common Stock. In addition, we are authorized under our Certificate of Incorporation to issue 10,000,000 shares of “blank check” preferred stock. Our board may generally issue shares of common stock, preferred stock, options, or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under future stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

The elimination of monetary liability against our directors, officers and employees under our Certificate of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against our directors, officers and employees.

Our Certificate of Incorporation contains provisions that eliminate the liability of our directors, officers and employees for monetary damages to our Company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early-stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our common stock is currently deemed a “penny stock,” which, even when our stock is quoted for sale, ,will make it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933, holders of restricted shares may avail themselves of certain exemptions from registration if the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registering the restricted stock.

Securities analysts may elect not to report on our Common Stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our Common Stock, and securities analysts may not elect to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our Common Stock. If securities analysts do not cover our Common Stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. If a trading market for our Common Stock develops in the future, it may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our Common Stock.

Because directors and officers currently and for the foreseeable future will continue to control the Company, it is not likely that you will be able to elect directors or have any say in the policies of 216 Pharmacy Corp.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of 216 Pharmacy Corp. beneficially own a majority of our outstanding common stock voting rights. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our Common Stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Risks Relating to Our Company and Industry

The following risks relate to our proposed business and the effects upon us assuming we obtain financing in a sufficient amount.

A loss of confidence in our operating systems, or a breach of our operating systems, may adversely affect us and the value of an investment in us.

We will take measures to protect us and our operating systems from unauthorized access, damage or theft; however, it is possible that our security may not prevent the improper access to, or damage or theft of our information. A security breach could harm our reputation or result in the loss of some or all of our information. A resulting perception that our measures do not adequately protect our operating systems could result in a loss of current or potential shareholders, reducing demand for our Common Stock and causing our shares to decrease in value.

Our industry is highly competitive and as an emerging growth company and upon our entry to market we may be at a disadvantage to our competitors.

The specialty pharmaceutical industry is highly competitive in general. We are a product development and an emerging growth company with limited financial resources and our trade name has limited recognition. Our competitors, both established and future unknown competitors, have better store and trade name recognition and, in most cases, substantially greater financial resources than we have. Our ability to successfully compete in our industry depends on a number of factors, both within and outside our control. These factors include the following:

●	our success in designing and developing new or enhanced products;

●	our ability to address the changing needs and desires of health service providers, doctors, hospitals and consumers;

●	the pricing, quality, performance, reliability, features, ease of installation and use, and diversity of our products;

●	the quality of our customer service;

●	product or new technology introductions by our competitors; and

●	the ability of our product inventory providers, distributors and drug manufacturers to deliver on time, on price, and with acceptable quality.

If we are unable to effectively compete on a continuing basis or unforeseen competitive pressures arise, such inability to compete could have a material adverse effect on our business, results of operations, and overall financial condition.

We will require additional funding to develop our business. If we are unable to secure additional financing on acceptable terms, or at all, we may be forced to modify our current business plan or to curtail or cease our planned operations.

We anticipate we could incur potential losses using significant funds for start up operations, store lease, inventory, marketing and development and operating activities. Our existing cash resources are insufficient to finance even our immediate operations. Accordingly, we will need to secure additional sources of capital to develop our business as planned. We intend to seek substantial additional financing through public and/or private financing, which may include equity and/or short-term debt financings, and through other arrangements, including collaborative arrangements. As part of such efforts, we may seek loans from certain of our executive officers, directors and/or current shareholders.

If we are unable to secure additional financing in the near term, we may be forced to:

●	curtail or abandon our existing business plans;

●	default on any debt obligations;

●	file for bankruptcy;

●	seek to sell some or all of our assets; and/or

●	cease our operations.

If we are forced to take any of these steps our Common Stock may be worthless.

We are subject to risks associated with our website.

We devote  resources or potential significant resources to maintaining our website www.216pharmacycorp.com as a key marketing, sales and support tool and expect to continue to do so in the future. Failure to properly maintain our Website may interrupt normal operations, including our ability to provide quotes, process orders, ship products, provide services and support to our customers, bill and track our customers, fulfill contractual obligations and otherwise run our business which would have a material adverse effect on our results of operations. We host our Website via third party hosting. Any failure to successfully maintain our Website or any significant downtime or outages affecting our Website could have a material adverse impact on our operating results.

If we are not able to protect and control our trade secrets, know-how and other technological innovations, we may suffer competitive harm.

We may in the future rely on certain technology, trade secrets, confidential information and proprietary know-how to protect envisioned platform or software technology and maintain any future competitive position, especially when we do not believe that patent protection is appropriate or can be obtained. Trade secrets are difficult to protect. In order to protect our contemplated future proprietary technology and processes, we may in the future rely in part on confidentiality and intellectual property agreements with our employees, consultants and others. These agreements generally provide that the individual must keep confidential and not disclose to other parties any confidential information developed or learned by the individual during the course of the individual’s relationship with us except in limited circumstances. At this date there are no proprietary software applications or developments and as a result no NDA, MNDA or other protective contract agreements. There may be so in the future.

Our future growth is dependent upon our ability to keep pace with rapid technological and industry changes in order to develop or acquire new technologies for our products and service introductions that achieve market acceptance with acceptable margins.

Our business operates in markets that are characterized by rapidly changing technologies, evolving industry standards, potential new entrants, and changes in customer needs and expectations. Accordingly, our future success depends in part on our ability to accomplish the following: identify emerging technological trends in our target end-markets; develop, acquire, and maintain competitive products and services that capitalize on existing and emerging trends; enhance our existing products and services by adding innovative features on a timely and cost-effective basis that differentiates us from our competitors; sufficiently capture intellectual property rights in new inventions and other innovations; and develop or acquire and bring products and services, including enhancements, to market quickly and cost-effectively. Our ability to develop or acquire new products and services that are technologically innovative requires the investment of significant resources and can affect our competitive position. These acquisition and development efforts divert resources from other potential investments in our business, and they may not lead to the development of new commercially successful technologies, products, or services on a timely basis.

Natural disasters and geo-political events could adversely affect our business.

Natural disasters, including hurricanes, cyclones, typhoons, tropical storms, floods, earthquakes and tsunamis, weather conditions, including winter storms, droughts and tornadoes, whether as a result of climate change or otherwise, and geo-political events, including civil unrest or terrorist attacks, that affect us, or other service providers could adversely affect our business.

Statements Regarding Forward-looking Statements

This Disclosure Statement contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

USE OF PROCEEDS

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $14,975,000. We will use these net proceeds for the following:

Shares Offered (% Sold)	10,000,000 Shares Sold (100%)	7,500,000 Shares Sold (75%)	5,000,000 Shares Sold (50%)	2,500,000 Shares Sold (25%)
Gross Offering Proceeds	$15,000,000	$11,250,000	$7,500,000	$3,750,000

Principal Uses of Net Proceeds (2)
Employee/Officers & Directors Compensation	1,000,000	750,000	500,000	250,000
Independent Contractors	500,000	375,000	250,000	125,000
Compensation (Location staff)	1,000,000	750,000	500,000	250,000
Marketing	3,000,000	2,250,000	1,500,000	750,000
Office Supplies	150,000	112,500	75,000	37,500
Website	200,000	150,000	100,000	50,000
Website Ongoing Development	300,000	225,000	150,000	75,000
Travel	250,000	187,500	125,000	62,500
Legal IP and Compliance	500,000	350,000	250,000	125,000
Facility Startup Costs	1,200,000	900,000	600,000	300,000
Technology (AI/Software)	1,000,000	750,000	500,000	250,000
Working Capital Reserve	5,875,000	4,425,000	2,925,000	1,450,000
Total Principal Uses of Net Proceeds	14,975,000	11,225,000	7,475,000	3,725,000
Amount Unallocated	-0-	-0-	-0-	-0-

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without a working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

Disclaimer:

The allocation ranges herein represent our current estimate of how we intend to use the proceeds from this Offering. However, actual expenditures may vary depending on business needs, strategic opportunities, market conditions, or operational developments. The Company reserves the right to reallocate funds among these categories as necessary to optimize growth, enhance operational efficiency, or respond to emerging opportunities.

DILUTION

If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net book value per share of our Common Stock after this offering.

Our historical net book value (deficit) as of June 30, 2025, was $(8,637.00) or $(.0003) per outstanding share of our 30,000,000 outstanding shares of Common Stock. Historical net book value per share equals the amount of our total tangible assets (i.e. excluding goodwill), less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified above.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this Offering (after deducting estimated offering expenses of $25.000 in each case):

Percentage of shares offered that are sold	100%	75%	50%	25%
Price to the public charged for each share in this Offering	$$1.50	$1.50	$1.50	$1.50

Historical net tangible book value (deficit) per share as of December 31, 2024 (1)	$(.00003)	$(.00003)	$(.00003)	$(.00003)

Increase in net tangible book value per share attributable to new investors in this offering (2)	$1.50	$1.12	$.75	$373
Net book value per share, after this offering	$.37416	$.29910	$.21332	$.11435

Dilution per share to new investors	$1.13	$1.20	$1.29	$1.39

Increase to pre-offering shareholders	$.37445	$.29939	$.21361	$.11464

(1)	Based on net book value, excluding non-tangible assets, (deficit) of $(8,637.00) and 30,000,000 outstanding shares of Common stock as of June 30, 2025.

(2)	After deducting estimated offering expenses of $25,000 in each case

DISTRIBUTION

Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Pricing of the Offering

There is no public market for our common shares. The offering price was arbitrarily determined by management, The principal factors considered in determining the initial offering price include:

●	the information set forth in this Offering Circular and otherwise available;

●	our history and prospects and the history of and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our development;

●	the general condition of the securities markets at the time of this Offering;

●	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

●	other factors deemed relevant by us.

Offering Period and Expiration Date

This Offering will terminate 180 days from the day the Offering is qualified or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”).

How to Subscribe

When you decide to subscribe for Offered Shares in this Offering after it is qualified, you should contact the Company to obtain a subscription agreement.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. If we reject your subscription, we will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed for at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request a refund of your subscription funds. All accepted subscription agreements are irrevocable.

No Escrow

The proceeds of this offering will not be placed into an escrow account. Upon the approval of any subscription, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

Forward-looking Statements

This section contains certain statements that may include “forward-looking statements”. These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipate,” “optimistic,” “intend,” “will” or other similar expressions. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those Risk Factors disclosed herein.. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

Results of Operations

Results for the start up period ended June 30, 2025.

Operating Revenues (pre acquisition phase start up)

The Company’s revenues were $0 for the period ended June 30, 2025..

Gross Profit (Loss)

For the period ended June 30, 2025, the Company’s gross profit (loss) was $0.

General and Administrative Expenses

For the period ended June 30, 2025, general and administrative expenses were $($57,125). There are no comparisons yet available.

Professional Fees

For the startup period ended June 30, 2025, Professional Fees were $$33,600.

Interest Expense

For the period ended June 30, 2025, Interest expenses were $112..

Our net loss for the period ended June 30, 2025 was ($57,237).

Liquidity and Capital Resources

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded by related parties through capital investment and borrowing of funds.

At June 30, 2025, the Company had total current assets of $14,258.

At June 30, 2025, the Company had total current liabilities of $22,895.

We had working capital of ($8,637)

Cashflows from Operating Activities

During the period ended June 30, 2025, cash used in operating activities was ($59,625).

Cashflows from Financing Activities

During the period ended June 30, cash provided by financing activities was $3,975.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Going Concern

Our consolidated financial statements for the period ended December 31, 2024, have been prepared on a going concern basis and Note B to the financial statements identifies issues that raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) or other standard setting bodies that are adopted by us as of the specified effective date. Unless otherwise discussed, we believe that the impact of recently issued standards that are not yet effective will not have a material impact on our consolidated financial position or results of operations upon adoption.

In our opinion, the proceeds from this Offering may not fully satisfy our cash requirements and we anticipate it will be necessary to raise additional funds monthly (as described above) to supplement our plan of operations. Accordingly, if we are unable to satisfy our cash requirements through sales and the proceeds from this Offering alone, we will need to raise additional capital through additional short-term loans , the sale of additional securities in additional offerings, or through other methods of obtaining financing such as through other loans or other equity investment. We cannot assure that we will have sufficient capital to finance our growth and business operations or that such capital will be available on terms that are favorable to us or at all. We are currently incurring substantial operating and cash flow deficits that are expected to continue for the foreseeable future.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management’s judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management’s Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Income taxes are one such critical accounting policy. Income taxes are recorded on an accrual basis of accounting based on tax positions taken or expected to be taken in a tax return. A tax position is defined as a position in a previously filed tax return or a position expected to be taken in a future tax filing that is reflected in measuring current or deferred income tax assets and liabilities. Tax positions are recognized only when it is more likely than not (i.e., likelihood of greater than 50%), based on technical merits, that the position would be sustained upon examination by taxing authorities. Tax positions that meet the more likely than not threshold are measured using a probability-weighted approach as the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement. Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in our financial statements or tax returns. A valuation allowance is established to reduce deferred tax assets if all or some portion, of such assets will more than likely not be realized. Should they occur, our policy is to classify interest and penalties related to tax positions as income tax expense. Since our inception, no such interest or penalties have been incurred.

Revenue Recognition

For both the retail pharmacy and online/telepharmacy projected forecast models of 216 Pharmacy Corp., revenue is recognized under ASC 606 by identifying contracts, performance obligations, transaction prices, allocation, and recognition when control transfers. In the retail model, revenue from prescription medications, over-the-counter products, and services (e.g., vaccinations) is recognized at the point of sale when the customer takes possession and payment is received; insurance reimbursements are recognized upon adjudication and payment from payers. For the online/telepharmacy model, revenue from prescription deliveries, virtual consultations, and e-commerce orders is recognized upon delivery or service completion, with shipping fees included in the transaction price at shipment; returns and refunds are estimated and deducted based on historical data, ensuring consistent GAAP compliance.29

DESCRIPTION OF BUSINESS

Business Overview

Business

216 Pharmacy Corp. ("216 Pharmacy" or the "Company"), was incorporated in Arizona on April 22, 2025, to build a full service specialty pharmaceutical company focused on dispensing high-cost, high-touch medications, with prescriptions for HIV treatments (e.g., Biktarvy, Truvada) and for other specialty drugs (e.g., oncology, GLP-1).

The Company’s plans for services include prescription medications, in-house non-sterile compounding 340B contract services telehealth consultations and patient support services (medication counseling, insurance navigation, adherence programs, home delivery). Each location is envisioned spanning 1,200 to 1,800 square feet (estimating $18,000–$27,000/year lease at $15/sq. ft.), is designed with a comfortable, futuristic environment featuring ergonomic seating, ambient lighting, interactive digital displays for health education, touchless check-in kiosks, and AI-driven prescription dispensing systems. Initial staffing projected per location includes one pharmacist and two technicians), for three locations, with a corporate office employing a CEO, CFO, Operations Manager, Compliance Officer, Marketing Manager, 340B Specialist, and three independent board members, for Year 1. For our projected operations our goals are to comply with Arizona Board of Pharmacy, DEA, PDMP, HRSA 340B, and SEC regulations, supported by our plans for utilizing PioneerRx software and a mobile app for refills and adherence tracking.

The U.S. specialty pharmacy market, projected to grow at a 9.3% CAGR through 2030, offers significant opportunities, including a $50 billion 340B market and a high-margin HIV market (1.2 million patients, 0.4% prevalence, $2,000–$3,000/month per prescription). 216 Pharmacy targets patients aged 18–65 with chronic conditions, starting in Phoenix (4.9 million population) and expanding to high-HIV-prevalence urban centers (e.g., Miami, San Francisco). The Company expects to serve 9,000 patients (3,000/location, 900 HIV) in Year 1, growing by Year 5. Competitive advantages include specialized HIV adherence programs, envisioning exclusive 340B partnerships with Ryan White clinics and FQHCs, and high-margin compounding and telehealth services, which we believe will deliver higher margins than larger competitors like CVS and Walgreens. A projected dedicated marketing budget in Years 1–3 drives patient acquisition through digital campaigns (SEO for “HIV pharmacy [state],” targeted ads), local outreach (health fairs, clinic partnerships), patient engagement (free consultations, mobile app), and community involvement (HIV/AIDS charity sponsorships), with projected funds allocated to HIV/340B outreach.

Market Summary

The global pharmacy market was valued at USD 1.26 trillion in 2023 and is expected to grow at a CAGR of 7.28% over the forecast period from 2024 to 2030 to reach a value of USD 2.06 trillion by 2030. This can be attributed to the growing demand for specialty drugs globally and increasing prescription drug expenditure in developed countries are expected to drive the growth of the market over the forecast period. In addition, the growing prevalence of chronic diseases, majorly due to changes in lifestyle and a rapidly aging population, are supplementing the market growth. Moreover, the constant shift toward home health care, mail-order, and clinic pharmacies can be attributed to the growing consumer preference for Over the Counter (OTC) drugs.

    On the basis of product, the prescription segment dominated the market with largest revenue share of 81.50% in 2023. This is attributed to the increasing demand for prescription drugs for therapies, such as diabetes, cardiovascular disease, respiratory diseases, antibiotics, blood disorders, and oncology. Furthermore, the rising prevalence of long-term health conditions and the expanding elderly demographic are fueling the need for prescription drugs. However, OTC segment is expected to witness fastest growth over the forecast period. For USA In 2023, the retail pharmacy segment held a majority share of 55.34%. In 2023, North America dominated the market, with a majority share of 53.30%. The market is fragmented with many small and large players operating in this space. This leads to intense competition within smaller players to sustain their positions.

   On the basis of type, the retail pharmacy segment held the largest revenue share of 55.34% in 2023. This is attributed to increasing presence of chain pharmacies & independent pharmacies and the availability of medications in supermarkets & mass retailers in countries such as the UK & the U.S., is driving the growth of the segment. However, ePharmacy segment is expected to witness fastest growth over the forecast period.

   North America dominated the global market with a share of 53.30% in 2023. This is attributed to the presence of large scale multinational chains such as Boots Walgreens, CVS Health, UnitedHealth Group, Cigna, Kroger, Walmart, and Rite Aid Corp leveraging diverse strategies and advance technologies to expand their presence and dominance. The market is highly fragmented, with many small and large players operating in this space. This leads to intense competition within smaller players to sustain their positions. Hence, rivalry within the industry is anticipated to be high during the forecast period. Some of the key market participants are CVS Health; Walgreens Boots Alliance, Inc.; Walmart Inc.; Cigna Healthcare; Rite Aid Corp.; Kroger; Albertsons Companies; UNITEDHEALTH GROUP (Optum Inc.); Cardinal Health; Humana, and others.

Pharmacy Market Analysis, 2023 15 V0.1 Copyright © 2024 Grand View Research, Inc., USA

Fig.1 Pharmacy market snapshot

Global Pharmacy Market Size (USD Billion)
CAGR (2024-30)
7.28%
1,029.76
1,643.42
2018
2023
2030
CAGR% (2024-2030)
Growth Momentum**
LOW
MEDIUM
HIGH
North America
%
Asia Pacific
%
Europe
%
Middle East & Africa
%
%
Regional Pharmacy Market Size (USD Billion)
2030
2023
673.44
North America
Asia Pacific
Europe
Middle East & Africa
Latin America
Regional Market Penetration, 2023
53.30%
North America
Asia Pacific
Europe
Middle East & Africa
Latin America
Key Regional Trend
North America's growth can be attributed to the presence of large-scale multinational chains, such as Boots Walgreens, CVS Health, UnitedHealth Group, Cigna, Kroger, Walmart, and Rite Aid Corp. These players are leveraging diverse strategies and advance technologies to expand their presence and dominance.
** Growth momentum is factor of comparison between segmental CAGR% Vs overall market CAGR%

Source: World Data Bank, NCBI, OECD, Government Website, White Papers, Journals, Primary Interviews, Grand View Research

Product Outlook (USD Billion)

2030
2023
Prescription
OTC

CAGR% (2024-2030)
Growth Momentum**
LOW
MEDIUM
HIGH
Prescription
%
OTC
%
** Growth momentum is factor of comparison between segmental CAGR% Vs overall market CAGR%

Type Outlook (USD Billion)

2030
2023
Retail Pharmacy
Hospital Pharmacy
ePharmacy
Others

CAGR% (2024-2030)
Growth Momentum**
LOW
MEDIUM
HIGH
Retail Pharmacy
%
Hospital Pharmacy
%
ePharmacy
%
Others
%
** Growth momentum is factor of comparison between segmental CAGR% Vs overall market CAGR%

Source: World Data Bank, NCBI, OECD, Government Website, White Papers, Journals, Primary Interviews, Grand View Research

COMPETITIVE SCENARIO

The U.S. pharmacy market is predominantly composed of two types of pharmacies: independent pharmacies and large chain pharmacies, including supermarkets and mass retailers. Approximately one-third of the roughly 60,000 retail pharmacies are independent, while two-thirds are part of larger chains that dominate retail prescription revenues. This consolidation has led to increased competition among these entities, as they vie for market share in an environment where consumers often seek lower prices and better services.

Pharmacy benefit managers (PBMs) play a crucial role in this competitive landscape by negotiating reimbursement rates with pharmacies and influencing drug pricing through their contracts. They utilize various pricing benchmarks to determine reimbursement rates for both brand-name and generic drugs. Brand-name drugs account for a small percentage of dispensed prescriptions but represent a significant portion of overall drug spending due to their high prices. In contrast, generic drugs make up about 90% of dispensed prescriptions, which creates intense competition among pharmacies to dispense generics effectively.

Pharmacy Market Analysis, 2023 15 V0.1 Copyright © 2024 Grand View Research, Inc., USA

U.S. PHARMACY MARKET ESTIMATES AND FORECASTS, 2018 – 2030, (USD BILLION)

Pharmacy Market: Type Estimates & Trend Analysis

Segment Definition

•Hospital Pharmacy: Hospital pharmacy is a branch of pharmacy that focuses on providing pharmacy services and support within a hospital or medical center. These include centers, such as hospitals, drug-dependency facilities, poison control centers, drug information centers, and residential care facilities.

•Retail Pharmacy: Retail pharmacy is licensed by the state government and dispenses medications to the public at retail prices. These pharmacies are usually located throughout the community for easy access by the public. Retail pharmacies offer a wide range of prescription and Over-the-Counter (OTC) medications for treating common illnesses. For instance, Walgreens Boots Alliance, Inc. runs a separate business segment as the U.S. retail pharmacy and operates around 8,701 pharmacies across the U.S., including the District of Columbia, the U.S. Virgin Islands, and Puerto Rico.

•ePharmacy: ePharmacy is an online platform that deals with the preparation and sales of prescription & nonprescription pharmaceuticals, such as traditional brick-and-mortar pharmacies. The only difference is that e-pharmacies operate on the internet, providing customers with the convenience of ordering medications from the comfort of their homes. Some of the major epharmacies operating in the U.S. are CVS Health, Walgreens Boots Alliance Inc., Kroger, Walmart, Inc., Express Scripts Holding Company, and others.

•Others: Other pharmacies include academia pharmacies, defense pharmacies, clinic pharmacies, long-term care pharmacies, and others.

U.S. PHARMACY BENEFIT MANAGEMENT MARKET

The U.S. pharmacy benefit management market size was valued at USD 518.6 billion in 2023 and is expected to expand at a compound annual growth rate (CAGR) of 8.77% from 2023 to 2030. The increase in healthcare expenditure has played a pivotal role in the development of the market. Besides this, the rising prevalence of chronic conditions and growing preference for vertical integration within pharmaceutical distribution systems have been augmenting the market in the country.

The increasing prevalence of chronic diseases has increased the demand for treatment options. Therefore, some large pharmaceutical companies are focusing on producing expensive branded drugs. This has led to a significant increase in drug costs in recent years. For instance, a study published in Pharmaceutical Technology found that U.S. drug prices were raised by 4.0% in 2021, breaking the previous modest upward pattern. Further, according to SingleCare Administrators, single-prescription medicine prices were also raised by 5% in 2021.

Moreover, the growth of the market is being driven by vertical integration, especially post two major alliances of CVS-Aetna and Cigna-Express Scripts. The supply chain dynamics are predicted to change considerably in the coming years, especially post these mergers. Partnerships of PBM organizations with health insurance companies are estimated to further benefit the growth of the market and the role of PBMs in the decision-making process. Such alliances in the market will improve the affordability and personalization of health insurance plans and provide more alternatives through better alignment with healthcare professionals.

INCREASING PREVALENCE OF CHRONIC DISEASES

The pharmacy market is currently experiencing significant growth, primarily driven by the increasing prevalence of chronic diseases. With an aging population and increasing adoption of a sedentary lifestyle, the incidence of chronic diseases, such as heart disease, cancer, & diabetes, is on the rise. This has led to a higher demand for medications to manage and treat these conditions, contributing to the growth of the pharmacy market. To meet the needs of patients, pharmacies have expanded their offerings to include a broader range of prescription drugs, specialty medications, and other health products. As chronic diseases typically require long-term medication use and high levels of adherence for effective management, pharmacists are also members of the chronic disease management team owing to their expertise and significant knowledge of drugs.

TECHNOLOGICAL ADVANCEMENT

With the increasing demand for pharmacy services in the U.S., companies are shifting from traditional practices to more technologically advanced practices to enhance patient outcomes, improve workflows, simplify communication, and increase patient safety by reducing manual errors. The companies are adopting several strategies, including Artificial Intelligence (AI), immersive technologies such as Virtual Reality (VR) & Augmented Reality (AR), and other automation technologies and devices like automated dispensing units/cabinets, prescription drug monitoring programs, & medication therapy management. For instance, in October 2023, iA, an integrated Pharmacy Fulfillment Platform provider for health systems, retail, and government pharmacies, launched iA 4L Canister, SmartPod Enhancements, and iA Smart SecurePack. The introduction of advanced robotics systems is expected to enhance the capabilities of its centralized fulfillment solutions and solutions that cater to pharmacies of various sizes.

Pharmacy Market Analysis, 2023 15 V0.1 Copyright © 2024 Grand View Research, Inc., USA

Financial projections under full funding show Year 1 at $8.1 million revenue ($1.2 million profit).). Revenue is driven by prescription sales (7,500 HIV at $100, 16,625 other at $80), compounding (875 at $120), 340B contracts, and telehealth ($50,000/location). In lower funding scenarios, growth is anticipated to be constrained.. These scenarios can potentially reduce marketing expenditures and location openings (2 or 1 in Year 1), delaying 340B/telehealth scaling and requiring cost cuts and focus on high-prevalence markets, potentially lowering the 18–22% margin.

The Company’s growth strategy leverages the $15 million raise to fund: Year 1 launch of three Phoenix locations, Years 2 proposes up to 10 locationslocations) with compounding and 340B implementation nested Year 3, and Years 4–5 projects additional locations in markets across the US.. Operational enhancements anticipate to includeAI technology in Year 3 and envisions a national distribution center, estimated to reduce costs.. Risks projected include regulatory complexity (340B/SEC/state laws), competition, and C Corporation double taxation rates , mitigated by three regional compliance officers, exclusive 340B contracts, and a working capital reserve. With a lean business model, advanced facilities, and a focus on high-margin services, 216 Pharmacy anticipates a compelling developments stage start up opportunity to support a scalable, high-growth network addressing critical healthcare needs in the specialty pharmacy market. There can be no assurance or guarantee that these plans will be successful, or that the Company will raise any capital for our endeavors, or that if we do raise capital, we will generate any revenue or profits, avoid having losses, or sustain any current or future growth plans.

Seasonality

Seasonality impacts both the retail pharmacy and online/telepharmacy projected models of 216 Pharmacy Corp., with revenue influenced by health trends and holidays, mitigated by diversification. In the retail model, peaks occur in Q1 (35%, flu/cold season and post-holiday wellness), and Q4 (30%, holiday gifting and year-end prescriptions), with dips in Q2/Q3 (15–20%, summer travel), smoothed by vaccination drives and loyalty programs; Year 1 revenue assumes 35% in Q1/Q4, supported by in-store promotions. For In the online/telepharmacy model, seasonality aligns with the retail model but is less volatile due to digital accessibility, with Q1 peaks (40%, remote consultations during illness seasons), Q4 (30%, holiday orders), and Q2/Q3 dips (15%, outdoor activities), with Year 3 revenue assuming 35% in Q1/Q4, mitigated by e-commerce flash sales and telehealth integrations for consistent demand across regions.

Facilities

The Company’s principal and executive offices are located at 4400 N. Scottsdale Rd. Ste 984 Scottsdale, AZ 85251.

Staff

Presently, the Company has a primary contributing and some paid consulting staff of general consulting, consisting of management, accounting, engineering and project management, located in Phoenix, Tempe, Scottsdale, Texas.

Intellectual Property

We may rely in the future on a combination of patent, trademark, copyright, and trade secret laws in the United States as well as confidentiality procedures and contractual provisions to protect our proprietary technology, databases, and our brand. Despite this reliance, we believe the following factors are more essential to establishing and maintaining a competitive advantage:

●	the statistical and technological skills of our service operations and research and development teams;

●	the expertise and knowledge of our service operations and research and development teams;

●	the real-time connectivity of our service offerings;

●	the continued expansion of our proprietary technology; and

●	a continued focus on the improved financial results of our clients.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

MANAGEMENT

The following table sets forth information regarding our executive officers, directors and significant employees of 216 Pharmacy Corp., including their ages as of August 25, 2025:

Name and Principal Position	Age	Term of Office	Approximate hours per week for part-time employees
Danny Williamson, Director, Chief Executive Officer and President	49	Since May 21, 2025	40
Mercedes E. Williams, Director and Vice President of Operations	37	Since May 21, 2025	20
William Cooper, Director, Chairman of the Board of Directors, Director	77	Since May 21, 2025	40
Dennis R Alexander, Director and CFO	71	Since May 21, 2025	40
Orleana S. Davis, Treasurer	66	Since May 21, 2025	10
Terron D. Sims, Director	72	Since May 21, 2025	5
Wendell Mark Sims Esq., Director	69	Since May 21, 2025	5
Sabriana Venegas, Secretary	30	Since May 21, 2025	20

Danny Williamson, Chief Executive Officer, President and Director

Danny Williamson serves the Company’s CEO, President and Director of the Company since May 21, 2025. Mr. Williamson has over 15 years’ experience across pharmacy operations managing operations and administrative duties, recruitment and training of staff as part owner of Holiday RX in /Houston TX. From January 2016 to present he is the owner of Epic Preferred Consulting, which advises professional athletes on obtaining disability benefits, coordinates revenue generating opportunities via booking celebrity appearances, and assists high school athletes in securing college athletic opportunities. Over the years he has promoted music concerts and entertainment events, discovered and recruited talent for record company label and guided artists on branding, marketing and audience engagement strategies. He attended Peru State College, NE from 1994 through May 1996.

Mercedes E. Williams, Director and Vice President of Operations

Mercedes E. Williams has served as Vice President of Operations of the Company since May 21, 2025. Mrs. Williams has served from October 2023 to the present as Health Services Administrator of Robson Reserve Independent and Assisted Living, Sun Lakes, AZ., She served as Executive Director of Pacifica Senior living, Scottsdale AZ from July 2022 to October 2023 as acting Director of Nursing of IL/AL/MC., on site executive for all operations, staff and residents, organizations, government agencies and the public. From 2016 to 2023 she served as LPN (licensed Practical Nurse) at Supplemental Health Care, Phoenix AZ and Wellness Director acting from time to time as Interim Executive Director from June 2021 to July 2022 at Legacy Village of Salt River, Scottsdale AZ. As a licensed and Certified Manager of Assisted Living Facilities, Mrs. Williams obtained a Certificate of completion in Practical nursing, Erie 1 BOCES-West Seneca, NY. 2013-2014, an AS in Human Services, Erie Community College 2007-2009, Hamburg NY. Nursing Licenses have included PN for NY exp May 2026, AZ exp April 2026, CA exp July 2019, AK exp Sept 2018. Assisted Living Manager Training April 2020 to present: LPN, CPR Certification, AED Certification, LVN, First Aid, CPR, BLS, Certified Dementia Practitioner.

William Cooper, Chairman of the Board, Director

William Cooper has served as Chairman of the Board and Director of the Company since May 21, 2025. From 1990 to the present, Mr. Cooper is a successful financial consultant for professional up and coming athlete(s). Over the years Mr. Cooper worked as an Executive Vice President at Pantheon Industries, Inc., a full-scale award winning publicly traded company listed on small cap NASDAQ which operated Krisma Records, a record company Mr. Cooper was the original founder of. Mr. Cooper also was owner and founder of Cabite Entertainment, LLC and CA-BI-TE Music Publishing (BMI Affiliate). He was employed as a Senior Engineering Technician at General Motors, and appointed to develop and manage the multimillion-dollar Arizona based General Motors Dynamometer Facility. He is also the previous owner/manager/operator of a fast-food drive through restaurant in Mesa Arizona. William Cooper is a U.S. Army veteran, honorably discharged. He holds an Associates of Arts Degree, 1972-1974, in Law Enforcement from Mesa Community College.

Dennis R. Alexander, Director and CFO

Dennis R. Alexander serves as a Director and CFO of the Company since May 21, 2025. He was appointed as CEO and Chairman of Stuart King Capital Corp. on March 31, 2025, having served as its Co-CEO, Director, and other capacities since November 2016. Mr. Alexander presently serves as the Chairman, CEO and or Director of public and private companies in the US and Canada, involved in merger, acquisition activities. Since July 2023 he serves on the performance team of Lazok Industries, Inc. He has served as Chairman, Director, CEO, and President since 1999 of public companies engaged in oil and natural gas exploration, production, and managed oil and gas acquisitions and operations held both in Texas and Wyoming, US, and pursued acquisitions internationally in certain Eurasian countries. Through the years 1994-95, he served as a founder and a Director of a publicly held mortgage company which completed an acquisition with nearly 800 million in gross loan production for Americas First Financial Services with activities over 7 States. In 1991 Mr. Alexander’s actions in part was responsible for and instrumental in bringing the first true video-on-demand and its 33 patented systems to the public. Over a period of 25 years, Mr. Alexander built his privately held media communications companies into a full-scale award winning muti-media Production Company, Pantheon Industries, Inc., a publicly traded company listed on small cap NASDAQ. Mr. Alexander attended ASU studying Architecture from 1971 to 1974.

Orleana S. Davis, Treasurer

Orleana S. Davis serves as Treasurer of the Company since May 25, 2025. She has recently retired from having provided 33 years of administrative and operational support at CenterPoint Energy- National Gas, and 8 years as a Team Board Member at C-Safe, participating in planning and safety initiatives for the community. She is skilled in many areas of administrative support, teaching, training, leadership and team collaboration. Mrs. Davis belongs to the Women’s Commission of Southwest Louisiana, Interdenominational Ministers Wives and Widows Fellowship of Lake Charles and Vicinity, and LA One Volunteer Organization of SWLA. She studied business communications at Delta Business School.

Terron D. Sims, Director

Terron D. Sims has served as a Director of the Company since May 21, 2025. More than 35 years of leadership and management experience gained from increasingly responsible positions in the U.S. Marine Corps as Colonel, including but not limited to Secretary of the General Officers Staff and Deputy Director during mobilization in the Global War against Terrorism/Operation Iraqi Freedom and Operation Enduring Freedom, the U. S. Patent and Trademark Office, Kellogg Root and Brown (KBR) and Dyn-Corp and Oshkosh DoD contractors. Directed and managed multi-functional service organizations and amassed a professional reputation for innovation and problem solving – all contributing to quality process improvements, high productivity, and efficiency. Mr. Sims holds a Master of Arts, Human Resource Management at Marymount University, Arlington VA, May 2000, an Honor Graduate, and Bachelor of Arts, Political Science, Tulane University, New Orleans LA, May 1975. Multiple other education designations including but not limited to: Office of Personnel Management Executive Potential Program Graduate March 1997, Manpower and Reserve Affairs 2000, Amphibious Warfare School USMC, Quantico, VA 1986-1087, Infantry Officers Course, 1979, Logistics Embarkations School, Ground/Air Camp Pendleton, CA, 1980.

Wendell Mark Sims, Esq., Director

Wendell Mark Sims Esq. was appointed Director of the Company as of May 21, 2025. From 2008 to 2021 Mr. Sims was Administrative Law Judge (ALJ) and Hearing Office Chief Administrative Law Judge (HOCALJ) Charlotte, North Carolina, From 1998 to 2008 as Administrative Judge, United States Equal Employment Opportunity Commission, Charlotte District Office, Charlotte, North Carolina, from 1993 to 1997 Municipal Judge II, City of Las Cruces, New Mexico. During 1993 to 1998 he operated a Private Practice in Las Cruces, New Mexico, and prior to Mr. Sims worked at the City Attorney’s Office, City of Las Cruces, New Mexico as Deputy County Attorney in charge of major criminal prosecutions, civil litigation and appeals in NM Federal Courts, supervising two attorneys and three support staff. Mr. Sims was awarded Juris Doctor December 2985 from University of Arizona College of Law, and then President of Minority Law Students Association and CLE Fellow. He also studied and was awarded B.A., Political Science Major, June 1980; Student Attorney General, ASUNM; Co-chair of the Black Student Union..

Sabrina Venegas, Secretary

Sabrina Venegas serves as Secretary to the Company since May 21, 2025. From May 2023 to January 2025, she served as Sr. Account Manager with Genrose Insurance which managed servicing of insurance policies through carrier websites and agency management systems. From May 2022 to May 2023 Ms. Venegas served as property and casualty insurance agent with The Coverage Pro, and from August 2019 through May 2022 with AAA Insurance. She is bilingual in English and Spanish, skilled at data entry and doc management, APOS, Opera, LightSpeed software. Ms. Venegas attends Scottsdale Community College.

EXECUTIVE COMPENSATION

Summary Compensation Table — Period ended June 30, 2025.

The Company had no compensation cash, salary, bonus, stock awards, option awards or other compensation for the period ended June 30, 2025 other than the following:

Global Media Network USA, Inc., a company owned and controlled by Dennis R. Alexander, was paid $5,000 and accrued $5,000 for the consulting, business and advisory services provided by Dennis R Alexander. He is also a shareholder, Director and CFO of 216 Pharmacy Corp.

Cabite Entertainment, Inc., a company owned and controlled by William Cooper, was paid $2,500, and accrued $2,500 for consulting, business and advisory services provided by William Cooper on behalf of 216 Pharmacy Corp. He is also a shareholder, and Chairman of 216 Pharmacy Corp.

Outstanding Equity Awards at Fiscal Year-End

N/A

Additional Narrative Disclosure

Retirement Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan, nonqualified deferred compensation plan or other retirement benefits.

Potential Payments Upon Termination or Change in Control

N/A

Independent Director Compensation

None of the directors of the Company received compensation for their services as a director during the period of start up ended June 30, 2025.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

No director, executive officer, stockholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since the beginning of the fiscal year ended December 31, 2025, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the fiscal year end for the last three completed fiscal years.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of June 30, 2025, for (i) each of our named executive officers and directors; (ii) all of our executive officers and directors as a group; and (iii) each other stockholder known by us to be the beneficial owner of more than 5% of any class of our outstanding voting securities. The following table assumes that the underwriters have not exercised the over-allotment option.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person or any member of such group has the right to acquire within sixty (60) days of the date of this prospectus. For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within sixty (60) days of the date of this prospectus are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Unless otherwise indicated by **(private address not available), the address of each beneficial owner listed in the table below is c/o 216 Pharmacy Corp. 4400 N. Scottsdale Rd. Ste 984 Scottsdale, AZ 85251.

	Common Stock ***Beneficially			Common Stock ***Beneficially Owned
	Owned Prior to this offering(1)			After this offering(2)
		Percent of	Total		Percent of	Total
		Common	Voting		Common	Voting
	Common	Stock	Power	Common	Stock	Power
Name of Beneficial Owner	Stock	(%)	(%)	Stock	(%)	(%)
Danny Williamson	18,000,000	60.00%	60.00%	18,000,000	45.00%	45.00%
Cabite Entertainment, LLC	6,000,000	20.00%	20.00%	6,000,000	15.00%	15.00%
Global Media Network USA, Inc.	6,000,000	20.00%	20.00%	6,000,000	15.00%	15.00%
All directors and executive officers as a group (3 persons)	30,000,000	100.00%	100.00%	30,000,000	75.00%	75.00%

____________________________

*	Less than 1%.
(1)	Based on 30,000,000 shares of Common Stock issued and outstanding as of June 30, 2025.
(2)	Based on 40,000,000 shares of Common Stock issued and outstanding after the public offering, assuming no exercise of the over-allotment option by the underwriters.

Accordingly, Danny Williamson, CEO, President and Director and Cabite Entertainment, LLC a Company owned 100% by William Cooper, our Chairman and Director will retain the effective voting power to approve all matters requiring shareholder approval, will prevail in matters requiring shareholder approval, including, in particular the election and removal of Directors, and will continue to have significant influence over our business.

Prior to this offering, there were 30,000,000 shares of Common Stock outstanding representing voting power of 30,000,000 votes. Following this offering, there will be 40,000,000 shares of Common Stock outstanding.

*** The shares shall be restricted and subject to the holding period and other requirements under SEC Rule 144.

The shares of common stock were issued pursuant to an exemption from registration as provided by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). All such certificates representing the shares issued by the Company shall bear the standard 1933 Act restrictive legend restricting resale.

Our board of directors currently consists of 5 directors. None of our directors are “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint additional independent directors to our board of directors in the future, particularly to serve on committees should they be established.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the Board of Directors.

Director Compensation

We currently do not pay our directors any compensation for their services as board members, with the exception of reimbursing and board related expenses. In the future, we may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Delaware law. The Bylaws state that the Company shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Company or such director or officer is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee or agent of another company or of a partnership, limited liability company, joint venture, trust or other enterprise.

The Company believes that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company also may secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

The Company may also enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, may provide that we will indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company’s Bylaws, which are attached to this Offering Circular.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

As of June 30, 2025, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $50,000 or one percent of the average of the Company’s total assets.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors

Stock Options

The Company’s has not yet established a Stock Option Plan.

Bonus Plan for Executive Officers

The Company’s Board of Directors has not established an annual Bonus Plan for Executive Officers.

Indemnification Agreements

We have not entered into indemnification agreements with each of our directors, executive officers and other key employees. Delaware

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the Securities Act), may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Review, Approval or Ratification of Transactions with Related Parties

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our Board of Directors for review, consideration and approval.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Legal/Disciplinary History

None of 216 Pharmacy Corp.’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None of 216 Pharmacy Corp.’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None of 216 Pharmacy Corp.’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None of 216 Pharmacy Corp.’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Board Composition

Our board of directors currently consists of 3 members. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

We have not yet adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of June 30, 2025, for (i) each of our named executive officers and directors; (ii) all of our executive officers and directors as a group; and (iii) each other stockholder known by us to be the beneficial owner of more than 5% of any class of our outstanding voting securities. The following table assumes that the underwriters have not exercised the over-allotment option.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person or any member of such group has the right to acquire within sixty (60) days of the date of this prospectus. For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within sixty (60) days of the date of this prospectus are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o the Company at June 30, 2025.

	Common Stock ***Beneficially			Common Stock ***Beneficially Owned
	Owned Prior to this offering(1)			After this offering(2)
		Percent of	Total		Percent of	Total
		Common	Voting		Common	Voting
	Common	Stock	Power	Common	Stock	Power
Name of Beneficial Owner	Stock	(%)	(%)	Stock	(%)	(%)
Danny Williamson	18,000,000	60.00%	60.00%	18,000,000	45.00%	45.00%
Cabite Entertainment, LLC	6,000,000	20.00%	20.00%	6,000,000	15.00%	15.00%
Global Media Network USA, Inc.	6,000,000	20.00%	20.00%	6,000,000	15.00%	15.00%
All directors and executive officers as a group (3 persons)	30,000,000	100.00%	100.00%	30,000,000	75.00%	75.00%

____________________________

*	Less than 1%.
(1)	William Cooper’s 6,000,000 shares of Common Stock are titled in the name of Cabite Entertainment, LLC, a limited liability company which he beneficially owns and controls.
(2)	Dennis R. Alexander’s 6,000,000 shares of Common Stock are titled in the name of Global Media Network USA, Inc.,, a corporation which he beneficially owns and controls.

***Accordingly, even after the completion of the Offering, Danny Williamson, CEO, President and Director, and Cabite Entertainment, LLC, a Company 100% owned by William Cooper our Chairman and Director will retain the effective voting power to approve all matters requiring shareholder approval will prevail in matters requiring shareholder approval, including, in particular the election and removal of Directors, and will continue to have significant influence over our business.

 The shares of common stock were issued pursuant to an exemption from registration as provided by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). All such certificates representing the shares issued by the Company shall bear the standard 1933 Act restrictive legend restricting resale.

The Company has authorized a total of 10,000,000 Shares of Preferred Stock, $0.0001 par value, which may be issued from time to time and bearing such rights, privileges and preferences as shall be designated by the Board of Directors, including but not limited to super voting provisions.

The 10,000,000 shares of Preferred Stock have not been issued.

DESCRIPTION OF SECURITIES

General

The Company’s authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.0001 per share, and 10,000,000 Shares of Preferred Stock, $0.0001 par value per share.

The following description summarizes important terms of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Certificate of Incorporation, as amended, and our Bylaws, which have been filed as exhibits to the Registration Statement of which this prospectus is a part.

As of June 30, 2025, there are 30,000,000 shares of Common Stock issued and outstanding.

Common Stock

The holders of our Common Stock are entitled to one (1) vote for each share of Common Stock held of record on all matters submitted to a vote of the stockholders.

Under our Certificate of Incorporation, as amended, and Bylaws, any corporate action to be taken by vote of stockholders other than for election of Directors shall be authorized by the affirmative vote of the majority of votes cast. Directors are elected by a plurality of votes.

A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Subject to preferences that may be applicable to any then-outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time-to-time by the Board of Directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of Preferred Stock.

Holders of Common Stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences, and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock.

Preferred Stock

The Company has authorized a total of 10,000,000 Shares of Preferred Stock, $0.0001 par value, which may be issued from time to time and bearing such rights, privileges and preferences as shall be designated by the Board of Directors. As of June 30, 2025, there are no Shares of Preferred Stock issued and outstanding

The Company can designate and issue additional shares of Preferred Stock may be in one or more series and containing such rights, privileges and limitations, including voting rights, conversion privileges and/or redemption rights, as may, from time to time, be determined by our Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financings or such other matters as the Board of Directors deems to be appropriate. In the event that any such shares of Preferred Stock shall be issued, a Certificate of Designation, setting forth the series of such Preferred Stock and the relative rights, privileges and limitations with respect thereto, shall be filed. The effect of such Preferred Stock is that our Board of Directors alone, within the bounds and subject to the federal securities laws and Delaware Law, may be able to authorize the issuance of Preferred Stock which could have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and might adversely affect the voting and other rights of holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights also may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, provided, however, that the rights and preferences of the various series may vary only with respect to: (a) the rate of dividend; (b) whether the shares may be called and, if so, the call price and the terms and conditions of call; (c) the amount payable upon the shares in the event of voluntary and involuntary liquidation; (d) sinking fund provisions, if any for the call or redemption of the shares; I the terms and conditions, if any, on which the shares may be converted; (f) voting rights; and (g) whether the shares will be cumulative, noncumulative or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate.

The Board of Directors shall exercise the foregoing authority by adopting a resolution setting forth the designation of each series and the number of shares therein and fixing and determining the relative rights and preferences thereof. The Board of Directors may make any change in the designations, terms, limitations or relative rights or preferences of any series in the same manner, so long as no shares of such series are outstanding at such time.

Within the limits and restrictions, if any, stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series, the Board of Directors is authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of such series. In case the number of shares of any series shall be so decreased, the share constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Warrants

None

Stock Options

None

Restricted Stock Units

None

Anti-Takeover Provisions

The provisions of the Delaware Revised Statutes, our Certificate of Incorporation and our Bylaws could have the effect of delaying or preventing a third-party from acquiring us, even if the acquisition would benefit our stockholders. Such provisions of the Delaware Revised Statutes, our Certificate of Incorporation and our Bylaws are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control of our Company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all our outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of our company.

Stock Structure

Prior to the commencement of this offering, there are 30,000,000 shares of Common Stock outstanding representing voting power of 30,000,000 votes. Following this offering, there will be 3,000,000 shares of Common Stock outstanding.

Bylaws

Our Bylaws may be adopted, amended or repealed by an action of the Board of Directors. Our Bylaws contain limitations as to who may call special meetings as well as require advance notice of stockholder matters to be brought at a meeting. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors, unless otherwise provided by law. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any Directorship to be filled by reason of an increase in the number of Directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of Directors by the shareholders. The number of Directors of the Corporation shall be fixed by the Board of Directors, but in no event shall be less than one (1). Each Director shall hold office until the next annual meeting of shareholder and until his successor shall have been elected and qualified. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof.

Any officer or agent may be removed by the Board of Directors whenever, in its judgement, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights, and such appointment shall be terminable at will.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock are available for our Board of Directors to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including raising additional capital, corporate acquisitions and employee stock plans. The existence of our authorized but unissued shares of Common Stock could render it more difficult or discourage an attempt to obtain control of the Company by means of a proxy context, tender offer, merger or other transaction since our Board of Directors can issue large amounts of capital stock as part of a defense to a take-over challenge.

Supermajority Voting Provisions

Delaware law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s Certificate of Incorporation, unless a corporation’s Certificate of Incorporation or Bylaws, as the case may be, require a greater percentage. Our Certificate of Incorporation and Bylaws do not require a supermajority vote on any matters, and the issuance by the Directors of all or a portion of our 10,000,000 authorized shares of Preferred Stock would allow our CEO or Co-CEO to create super voting rights whereby for example each share of a New Designated Series of Preferred Stock could vote the equivalent of a to be determined (multiple) shares of Common Stock.

Cumulative Voting

The holders of our Common Stock do not have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of our issued and outstanding Common Stock and lack of cumulative voting makes it more difficult for other stockholders to replace our Board of Directors or for a third party to obtain control of our company by replacing its Board of Directors.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

SECURITIES OFFERED

Current Offering

216 Pharmacy Corp. (“216 Pharmacy Corp.,” “We,” or the “Company”) is offering up to 10,000,000 total of Securities, consisting of Common Stock, $0.0001 par value (the “Common Stock” or collectively the “Securities”) at the offering price of $1.50 per share.

The Common Stock

We are authorized to issue 100,000,000 shares of Common Stock, $0.0001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so. In that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

There were 30,000,000 issued and outstanding shares of Common stock as of June 30 2025.

Preferred Stock

There are 10,000,000 shares of Preferred Stock authorized, par value $0.0001, and 0 shares issued and outstanding as of June 30, 2025.

Transfer Agent

We have not yet appointed a transfer agent. We will appoint a transfer agent registered under the Exchange Act and operates under the regulatory authority of the SEC.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been no market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, if our shares become tradeable in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months or at least six months in the event we become a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of shares of our Common Stock then outstanding; or

●	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

EXPERTS

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been prepared by management and have not been reviewed by an independent certified public accountant.

LEGAL MATTERS

Capital Markets Law Group, will issue to 216 Pharmacy Corp. its opinion regarding the legality of the common stock being offered hereby. Capital Markets Law Group has consented to the references in this prospectus to their opinion.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, and other information with the SEC pursuant to the Securities Act of 1933. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

PART III—EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description
2.1	Certificate of Incorporation*
2.2	Bylaws*
4.1	Subscription Agreement*
11.1	Consent of Capital Markets Law Group (included in Exhibit 12.1)*
12.1	Opinion of Legal Counsel.*

*	Filed herewith

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, Arizona, on August 25, 2025.

216 Pharmacy Corp.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Dennis R. Alexander

Dennis R. Alexander
Chief Financial Officer and Director August 25, 2025

By: /s/ Danny Williamson
Danny Williamson
CEO, President and Director August 25, 2025

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By: /s/ Dennis R. Alexander

Dennis R. Alexander
Chief Financial Officer and Director August 25, 2025

By: /s/ Dennis R. Alexander

Dennis R. Alexander
Principal Financial Officer, Principal Accounting Officer August 25, 2025

By: /s/ Danny Williamson

Danny Williamson
CEO, President and Director August 25, 2025

40

216 PHARMACY CORP.

Master Index to Financial Statements

(Unaudited)

216 Pharmacy Corp.

Balance Sheet

(Unaudited)

June 30, 2025

ASSETS

Current assets:
Cash and cash equivalents	$3,975
Subscription Receivable	10,283
Total current assets	14,258

-
$14,258

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
Accounts Payable	$112
Accounts Payable - Related Parties	7,783
Note Payable	15,000

Total Liabilities	22,895

Shareholders' Equity/(Deficit)
Common stock, $.001 par value; 100,000,000 shares authorized, 30,000,000 and 30,000,000 issued and outstanding at June 30, 2025	3,000
Additional paid-in-capital	45,600
Accumulated Deficit	(57,237)

Total shareholders' equity/(deficit)	(8,637)

Total Liabilities and shareholders' deficit	14,258

See accompanying notes to condensed consolidated financial statements.

216 Pharmacy Corp.

Statement of Operations

(Unaudited)

For the Three Month Period Ended June 30, 2025
Continuing Operations:
Sales	$-

Cost of Goods Sold:
Cost of Sales	-
Total cost of goods sold	-

Gross Profit

Expenses
Accounting Expense	2,751
Legal Expense	20,283
Professional Exp	33,600
State and Corporate Fees	50.00
Office Expense	441

Total Expenses	57,125

Loss from operations	-57,125

Other income (expense):
Interest expense	112
Total other income (expense)	112

Net income/(loss)	$(57,237)

Basic and diluted loss per common share	$(0.01)

Weighted average shares outstanding - Basic and Diluted	5,506,849

See accompanying notes to condensed consolidated financial statements.

216 Pharmacy Corp.

Statement of Stockholder's Equity (Deficit)

For the Period Ended June 30, 2025

(Unaudited)

	Common Stock Shares	Common Stock Amount	Additional Paid-in Capital	Earnings (Deficit) Accumulated	Total
Balance April 22, 2025

Shares Issued May 22, 2025	30,000,000	3,000	45,600		48,600

Net loss, June 30, 2025				(57,237)	(57,237)

Balance, June 30, 2025	30,000,000	3,000	45,600	(57,237)	(8,637)

See accompanying notes to condensed consolidated financial statements.

216 Pharmacy Corp

Statements of Cash Flows

(Unaudited)

For the Period Ended June 30, 2025
Cash flows from operating activities
Net loss	$(57,237)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation
Changes in operating assets and liabilities:
(Increase) decrease in subscriptions receivable	(10,283)
Increase (decrease) in accounts payable	7,783
Increase (decrease) in accrued interest	112
Net cash provided (used) by operating activities	(59,625)

Cash flows from investing activities
Purchases of property and equipment
Investments in subsidiaries
Net cash used by investing activities	-
Cash Used in Investment activities
Issuance of Common stock	48,600
Increase in Notes payable	15,000

Net cash provided by financing activities	63,600

Increase (decrease) in cash	3,975
Cash at beginning of period	-
Cash at end of period	3,975
Supplemental Cash Flow Information:
Cash paid for interest
Cash paid for income taxes
Non-cash investing and financing activities	$-

$
Non-cash investing and financing activities	$

See accompanying notes to condensed consolidated financial statements.

216 PHARMACY CORP.

(A Development Stage Company)

Notes to unaudited financial statements

For the Period Ended

June 30, 2025

NOTE A–SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of 216 Pharmacy Corp. (A Development Stage Company) (hereinafter the “Company”) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with ASC 915, “Development Stage Entities”, formerly known as SFAS 7, “Accounting and Reporting by Development State Enterprises.”

Organization, Nature of Business and Trade Name

The Company was incorporated in the State of Delaware on April 22, 2025. The Company is a development stage company with the principal business objective of building and expanding a Specialized Pharmacy plan of operations. The Company has been in the developmental stage since inception and has no operating history other than organizational matters.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents. There were no cash and cash equivalents as of December 31, 2024.

Revenue and Cost Recognition

The Company has been in the developmental stage since inception and has no operations to date. The Company currently does not have a means for generating revenue. Revenue and Cost Recognition procedures will be implemented based on the type of properties required and sale contract specifications.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements’ estimates or assumptions could have a material impact on the Company’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates.

Preparation of financial statements in accordance with GAAP requires the use of estimates and assumptions that affect the amounts of assets and liabilities. For example, when valuing Intellectual Property (IP) and licenses, management may need to estimate the future cash flows that these assets are expected to generate, which can be challenging due to the uncertainty of future events. Annual valuations are required by GAAP to ensure that the financial statements reflect the most current and accurate information available.

Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, and makes adjustments when facts and circumstances dictate. These estimates are based on information available as of the date of the financial statements; therefore, actual results could differ from those estimates.

Inventory

Inventories consist of merchandise purchased for resale and are stated at the lower of cost or market using the first-in, first-out (FIFO) method. This does not impact the Company as of June 30, 2025.

216 PHARMACY CORP.

(A Development Stage Company)

Notes to unaudited financial statements

For the Period Ended

June 30, 2025

Capital Stock

The Company filed its certificate of amendment for its certificate of incorporation in Delaware on April 22, 2025 which authorized one hundred million (100,000,000) shares of common stock with a par value of $0.0001 along with ten million shares of blank check preferred stock with a par value of $0.0001. The became effective April 22, 2025. There were thirty million (30,000,000) shares of common stock and no preferred issued and outstanding as of June 30, 2025.

Net Loss Per Common Share

Basic and diluted net loss per share is presented in conformity with ASC Topic 260, Earnings per Share, (“ASC 260”) for all periods presented. In accordance with this guidance, basic and diluted net loss per common share was determined by dividing net loss applicable to common stockholders by the weighted- average common shares outstanding during the period.

Notes and Other Commitments and Contingencies Payable

As of June 30, 2025, the Company was liable on the following Promissory notes payables:

Date of Obligation	Note	Date Obligation Matures	Rate (%)	6/30/2025 ($)
5/22/2025	1	11/22/2025	7	$15,112.19
				$15,112.19

Note 1: On May 22, 2025, the Company issued a Convertible Promissory Note to a law firm, a non-related party, for professional services in the amount of $15,000. The interest rate is 7%. The note matures and is convertible anytime after 180 days from the date of obligation. The Conversion Price shall mean 50% of the lowest closing bid price during the thirty (30) trading days immediately preceding a conversion notice (the "Conversion Price"). The note may be paid at anytime without prepayment penalty. The full amount and interest are outstanding at June 30, 2025.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.

Recently Issued Accounting Pronouncements

In July 2012, the Financial Accounting Standards Board issued Accounting Standards Update No. 2012-02, Intangibles-Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment (“ASU 2012”), an accounting standards update regarding the testing of indefinite-lived intangible assets for impairment. Under this update, an entity has the option to first assess qualitative factors to determine whether the existence of events and circumstances indicate it is more likely than not the indefinite-lived intangible asset is impaired. If, after assessing the events and circumstances, an entity concludes it is more likely than not the indefinite-lived intangible asset is impaired, then the entity is not required to take further action. However, if any entity concludes otherwise, it is required to determine the fair value of the indefinite-lived intangible asset and perform the quantitative impairment testing by comparing the fair value with the carrying amount. An entity also has the option to bypass the qualitative assessment for any indefinite-lived intangible asset in any period and proceed directly to performing the quantitative test. An entity will be able to resume performing the qualitative assessment in any subsequent period. This update is effective for annual and interim tests performed for fiscal years beginning after September 15, 2012, with early adoption permitted. The Company adopted ASU 2012-02 in the fourth quarter of 2012 with no impact on its financial position, cash flows or results of operations.

On May 28, 2014, the FASB issued ASU No. 2014 09, Revenue from Contracts with Customers. ASU 2014-09 is a new revenue recognition standard that eliminates the transaction and industry specific revenue recognition guidance under current U.S. GAAP and requires a company to recognize revenue at an amount that reflects the consideration it expects to receive in exchange for those goods or services. ASU 2014-09 also requires additional disclosures about the nature, amount, timing and uncertainty of revenue and cash flows. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date. ASU No. 2015-14 defers the effective date of ASU No. 2014-09 for non-public companies to annual reporting periods beginning after December 15, 2018 and interim reporting periods within annual reporting periods beginning after December 15, 2019. The Company has not yet determined the potential effects of the adoption of ASU 2014-09 and ASU 2015-14 on its financial statements.

Management believes recently issued accounting pronouncements will have no impact on the financial statements of the Company.

216 PHARMACY CORP.

(A Development Stage Company)

Notes to unaudited financial statements

For the Period Ended

June 30, 2025

NOTE B–GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations. In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE C–COMMON STOCK

On May 22, 2025 the Company issued per its first organizational meeting, a total of 30,000,000 common restricted shares of stock to three members of the Company.

As of June 30, 2025, the Company has 30,000,000 common shares issued and outstanding.

NOTE D-SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of June 30, 2025, for (i) each of our named executive officers and directors; (ii) all of our executive officers and directors as a group; and (iii) each other stockholder known by us to be the beneficial owner of more than 5% of any class of our outstanding voting securities. The following table assumes that the underwriters have not exercised the over-allotment option.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person or any member of such group has the right to acquire within sixty (60) days of the date of this prospectus. For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within sixty (60) days of the date of this prospectus are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Unless otherwise indicated by **(private address not available), the address of each beneficial owner listed in the table below is c/o 216 Pharmacy Corp. 4400 N. Scottsdale Rd. Ste 984 Scottsdale, AZ 85251.

	Common Stock ***Beneficially Owned Prior to this offering(1)			Common Stock ***Beneficially Owned After this offering(2)
		Percent of Common	Total Voting		Percent ****of Common	****Total Voting
	Common	Stock	Power	Common	Stock	Power
Name of Beneficial Owner	Stock	(%)	(%)	Stock	(%)	(%)
Danny Williamson	18,000,000	60.00%	40.00%	18,000,000	45.00%	45.00%
Cabite Entertainment, LLC	6,000,000	20.00%	40.00%	6,000,000	15.00%	15.00%
Global Media Network USA, Inc.	6,000,000	20.00%	20.00%	6,000,000	15.00%	15.00%
All directors and executive officers as a group (3 persons)	30,000,000	100.00%	100.00%	30,000,000	75.00%	75.00%

____________________________

*	Less than 1%.
(1)	Based on 30,000,000 shares of Common Stock issued and outstanding as of June 30, 2025.
(2)	Based on 40,000,000 shares of Common Stock issued and outstanding after the public offering, assuming no exercise of the over-allotment option by the underwriters.

216 PHARMACY CORP.

(A Development Stage Company)

Notes to unaudited financial statements

For the Period Ended

June 30, 2025

NOTE D. continued.

Accordingly, Danny Williamson, CEO, President and Director and Cabite Entertainment, LLC a Company owned 100% by William Cooper, our Chairman and Director will retain the effective voting power to approve all matters requiring shareholder approval, will prevail in matters requiring shareholder approval, including, in particular the election and removal of Directors, and will continue to have significant influence over our business.

Prior to this offering, there were 30,000,000 shares of Common Stock outstanding representing voting power of 30,000,000 votes. Following this offering, there will be 40,000,000 shares of Common Stock outstanding, assuming no exercise of the over-allotment option by the underwriters.

(3)The shares of common stock were issued pursuant to an exemption from registration as provided by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). All such certificates representing the shares issued by the Company shall bear the standard 1933 Act restrictive legend restricting resale.

NOTE E–RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest. The Company has not formulated a policy for the resolution of such conflicts.

*See “Note D-Security Ownership of Certain Beneficial Owners and Management” incorporated hereinabove by reference.

NOTE E–SUBSEQUENT EVENT

The Company has commenced with its plan for the filing of a Registration Statement on Form 1-A with the goal to raise sufficient capital to pursue its plan of business for its two planned divisions. The Company will continue development of its website in progress for the core neighborhood pharmacy and specialty pharmacy which can be found at http://216pharmacy.com.

CHANGES IN CONTROL OF REGISTRANT

Identity of the person who acquired control; date and description of the transaction; and basis of control

On April 25, 2025, on behalf of the Company’s first organization meeting minutes the Company shareholders elected Danny Williamson CEO, President, Director, Secretary and Treasurer, William Cooper Director, and Dennis R. Alexander Director. Shares were issued in accordance with the Beneficial ownership table below.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person or any member of such group has the right to acquire within sixty (60) days of the date of this prospectus. For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within sixty (60) days of the date of this prospectus are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Unless otherwise indicated by **(private address not available), the address of each beneficial owner listed in the table below is c/o 216 Pharmacy Corp. 4400 N. Scottsdale Rd. Ste 984 Scottsdale, AZ 85251.

	Common Stock ***Beneficially Owned Prior to this offering(1)			Common Stock ***Beneficially Owned After this offering(2)
		Percent of	Total		Percent ****of	****Total
		Common	Voting		Common	Voting
	Common	Stock	Power	Common	Stock	Power
Name of Beneficial Owner	Stock	(%)	(%)	Stock	(%)	(%)
Danny Williamson	18,000,000	60.00%	60.00%	18,000,000	4500%	45.00%
Cabite Entertainment, LLC	6,000,000	20.00%	20.00%	6,000,000	15.00%	15.00%
Global Media Network USA, Inc.	6,000,000	20.00%	20.00%	6,000,000	15.00%	15.00%
All directors and executive officers as a group (5 persons)	30,000,000	100.00%	100.00%	30,000,000	75.00%	75.00%

____________________________

*	Less than 1%.
(1)	Based on 30,000,000 shares of Common Stock issued and outstanding as of June 30, 2025.
(2)	Based on 40,000,000 shares of Common Stock issued and outstanding after the public offering, assuming no exercise of the over-allotment option by the underwriters.

216 PHARMACY CORP.

(A Development Stage Company)

Notes to unaudited financial statements

For the Period Ended

June 30, 2025

NOTE E. Continued.

Accordingly, Danny Williamson, CEO, President and Director, will retain the effective voting power to approve all matters requiring shareholder approval, will prevail in matters requiring shareholder approval, including, in particular the election and removal of Directors, and will continue to have significant influence over our business.

(***) The shares of common stock were issued pursuant to an exemption from registration as provided by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). All such certificates representing the shares issued by the Company shall bear the standard 1933 Act restrictive legend restricting resale.

UNREGISTERED SALES OF UNRESTRICTED SECURITIES AND USE OF PROCEEDS

(*)(**) On April 25, 2025, by consent of the Board of Directors, the Registrant approved the following issuances of its restricted common stock, par value $0.0001 per share, to the following persons for cash and professional services rendered with the Company, respectively.

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of June 30, 2025, for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock.

The total aggregate of 30,000,000 common restricted shares were issued and outstanding on June 30, 2025, as follows:

Name	Date	Share Amount (*** ****)	Type of Consideration	Fair Market Value of Consideration ($)
Danny Williamson	April 25, 2025	18,000,000	Cash Contribution	20,000
Cabite Entertainment, LLC.	April 25, 2025	6,000,000	Cash and Services	9,600
Global Media Network USA, Inc.	April 25, 2025	6,000,000	Cash and Services	9,600

(*) Issuances are approved, subject to such persons agreeing in writing to i) comply with applicable securities laws and regulations and make required disclosures; and ii) be solely and entirely responsible for their own personal, Federal, State, and or relevant single or multi-jurisdictional income taxes, as applicable, prior to the filing of this Tier 1 Regulation A offering.

(**) As there is no present public market for the shares, awaiting listing on OTC Pink Sheets market, a best-efforts nominal /arbitrary assigned value of $0.0016 per share or up to $20,000, $19,600 and $9,600 worth of restricted common stock, respectively, in the immediately preceding table was used primarily in consideration cash and services rendered.

(1)Mr. Danny Williamson, our CEO, President and Director who owns and controls 40.00% of the Company’s common restricted stock as of August 1, 2025

(2)Cabite Entertainment, LLC, which is owned and controlled and providing the services of Willliam Cooper, a Director of the Company, owns and controls 40.00% of the Company’s common restricted stock as of August 1, 2025, 2025.

(3)Global Media Network USA, Inc., which is owned and controlled, providing the services of Dennis R. Alexander, a Director of the Company, owns and controls 20.00% of the Company’s common restricted stock as of August 1, 2025.

(***) The shares of common stock were issued pursuant to an exemption from registration as provided by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). All such certificates representing the shares issued by the Company shall bear the standard 1933 Act restrictive legend restricting resale.

On May 22, 2025, Company entered into an Engagement Agreement with a law firm to provide document drafting, review, and advisory services for the Company’s Tier 1 Regulation A Offering (the “Reg A”), for a total flat fee of $20,000, payable as follows: $5,000.00 paid via Wire Transfer and $15,000.00 to be paid via Convertible Promissory Note (the “Note”) to be redeemed by the Company under the terms of the Note on the date when the Reg A is approved by the SEC and shown as qualified on SEC.gov.

On May 23, 2025, the Company accommodated for a wire of $5,000 to the law firm for the Company’s proposed Tier 1 Regulation A Offering.

The Company has been making presentations to asset-based lenders and other financial institutions for the goal to build its plan of operations for a Specialized Pharmacy.

The Company’s goal is to build our revenues, asset base and cash flow; however, the Company makes no guarantees and can provide no assurances that it will be successful in these endeavors

PART I—FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

(see attached financial statements)

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD-LOOKING STATEMENTS

These financial statements includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included or incorporated by reference in this Form 1-A which address activities, events or developments which the Company expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof); finding suitable merger or acquisition candidates; expansion and growth of the Company's business and operations; and other such matters are forward-looking statements.  These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances. However, whether actual results or developments will conform with the Company's expectations and predictions is subject to a number of risks and uncertainties, including general economic, market and business conditions; the business opportunities (or lack thereof) that may be presented to and pursued by the Company; changes in laws or regulation; and other factors, most of which are beyond the control of the Company.

These forward-looking statements can be identified by the use of predictive, future-tense or forward-looking terminology, such as "believes," "anticipates," "expects," "estimates," "plans," "may," "will," or similar terms. These statements appear in a number of places in this Filing and include statements regarding the intent, belief or current expectations of the Company, and its directors or its officers with respect to, among other things: (i) trends affecting the Company's financial condition or results of operations for its limited history; (ii) the Company's business and growth strategies; and, (iii) the Company's financing plans. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Such factors that could adversely affect actual results and performance include, but are not limited to, the Company's limited operating history, potential fluctuations in quarterly operating results and expenses, government regulation, technological change and competition.

Consequently, all of the forward-looking statements made in these financial statements are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequence to or effects on the Company or its business or operations. The Company assumes no obligations to update any such forward-looking statements.

PLAN OF BUSINESS OPERATIONS

216 Pharmacy Corp., a C Corporation incorporated in Arizona, operates as a specialty pharmacy focusing on high-cost, high-touch medications, with 30% of prescriptions dedicated to HIV treatments and 70% to other specialty drugs (e.g., oncology, GLP-1). The Company plans to commence operations with three locations in Phoenix, Arizona, and plans to expand to 150 locations (three per state across 50 U.S. states) by Year 5. Operations include dispensing medications, in-house non-sterile compounding, patient counseling, insurance navigation, home delivery, telehealth services, and 340B contract pharmacy services, with 50% of locations targeted for 340B contracts by Year 3 to enhance margins. Each location (1,200 sq. ft.) employs one pharmacist and two technicians, supported by a centralized distribution center (Year 3) and AI-driven inventory management (12 turnovers/year). The Company plans to raise $10 million via SEC Regulation A (Tier 1), targeting break-even in Year 1 with $7.74 million revenue, driven by a $2 million marketing budget (Years 1–3). Total costs of $280.75 million are funded by the $10 million budget and $270.75 million in reinvested profits, projecting $345 million revenue by Year 5 (15–20% net profit margin). The Board of Directors (four members: CEO, CFO, two independents) oversees governance, with bylaws ensuring shareholder voting and profit reinvestment, incurring $356,000 in costs over five years. Operations are to comply with Arizona Board of Pharmacy, DEA, state PDMPs, HRSA 340B, and SEC regulations, supported by a 340B specialist and compliance officers.

CRITICAL ACCOUNTING POLICIES

In Financial Reporting Release No. 60, "CAUTIONARY ADVICE REGARDING DISCLOSURE ABOUT CRITICAL ACCOUNTING POLICIES" ("FRR 60"), the Securities and Exchange Commission suggested that companies provide additional disclosure and commentary on their most critical accounting policies. In FRR 60, the SEC defined the most critical accounting policies as the ones that are most important to the portrayal of a company's financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain.  Based on this definition, our most critical accounting policies include: non-cash compensation valuation that affects the total expenses reported in the current period and the valuation of shares and underlying mineral rights acquired with shares. The methods, estimates and judgments we use in applying these most critical accounting policies have a significant impact on the results we report in our financial statements.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company is not exposed to market risk related to interest rates or foreign currencies.

ITEM 4. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

As required by Rule 13a-15 under the Securities Exchange Act of 1934 (the “1934 Act”), as of December 31, 2024, we carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures. This evaluation was carried out under the supervision and with the participation of our Chief Executive Officer (our principal executive officer) and our Chief Financial Officer (our principal financial officer), who concluded, that because of the material weakness in our internal control over financial reporting (“ICFR”) described below, our disclosure controls and procedures were not effective as of June 30, 2014.

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Securities Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in our reports filed under the Exchange Act is accumulated and communicated to our management, including our principal executive officer and our principal financial officer, as appropriate, to allow timely decisions regarding required disclosure.

Internal Control Over Financial Reporting

Our management is also responsible for establishing ICFR as defined in Rules 13a-15(f) and 15(d)-15(f) under the 1934 Act.  Our ICFR are intended to be designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Our ICFR are expected to include those policies and procedures that management believes are necessary that: pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and our directors; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

Management recognizes that there are inherent limitations in the effectiveness of any system of internal control, and accordingly, even effective internal control can provide only reasonable assurance with respect of financial statement preparation and may not prevent or detect misstatements. In addition, effective internal control at a point in time may become ineffective in future periods because of changes in conditions or due to deterioration in the degree of compliance with our established policies and procedures.

As of December 31, 2024, management assessed the effectiveness of our ICFR based on the criteria for effective ICFR established in Internal Control--Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and SEC guidance on conducting such assessments by smaller reporting companies and non-accelerated filers.

Based on that assessment, management concluded that, during the period covered by this report, such internal controls and procedures were not effective as of December 31, 2024 and that material weaknesses in ICFR existed as more fully described below.

As defined by Auditing Standard No. 5, “An Audit of Internal Control Over Financial Reporting that is Integrated with an Audit of Financial Statements and Related Independence Rule and Conforming Amendments,” established by the Public Company Accounting Oversight Board ("PCAOB"), a material weakness is a deficiency or combination of deficiencies that results more than a remote likelihood that a material misstatement of annual or interim financial statements will not be prevented or detected. In connection with the assessment described above, management identified the following control deficiencies that represent material weaknesses as of December 31, 2024:

Lack of an independent audit committee. Although we have an audit committee it is not comprised solely of independent directors. We may establish an audit committee comprised solely of independent directors when we have sufficient capital resources and working capital to attract qualified independent directors and to maintain such a committee.

Inadequate staffing and supervision within our bookkeeping operations. The relatively small number of people who are responsible for bookkeeping functions prevents us from segregating duties within our internal control system. The inadequate segregation of duties is a weakness because it could lead to the ultimate identification and resolution of accounting and disclosure matters or could lead to a failure to perform timely and effective reviews which may result in a failure to detect errors in spreadsheets, calculations, or assumptions used to compile the financial statements and related disclosures as filed with the Securities and Exchange Commission.

Insufficient number of independent directors. At the present time, our Board of Directors does not consist of a majority of independent directors, a factor that is counter to corporate governance practices as set forth by the rules of various stock exchanges.

Our management determined that these deficiencies constituted material weaknesses. Due to a lack of financial and personnel resources, we are not able to, and do not intend to, immediately take any action to remediate these material weaknesses. We will not be able to do so until we acquire sufficient financing and staff to do so. We will implement further controls as circumstances, cash flow, and working capital permit. Notwithstanding the assessment that our ICFR was not effective and that there were material weaknesses as identified in this report, we believe that our consolidated financial statements contained in this Form 1-A fairly present our financial position, results of operations and cash flows for the years covered thereby in all material respects.

There were no changes in our internal control over financial reporting during the period ended June 30, 2025 our that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

The Company is not a party to any legal proceedings.

ITEM 1A. RISK FACTORS

There has been no material changes in the risk factors set forth in the Company’s notes to financial statements for the period ended December 31, 2024.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

There were no sales of unregistered equity securities during the covered time period.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

None

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None.

ITEM 5. OTHER INFORMATION

None.

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

None.